                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934




Filed by the Registrant [x]
Filed by a Party other than one of the Registrants [ ]
Check the appropriate box:

[ ]   Preliminary Proxy Statement            [ ]  Confidential, for Use of
                                                  the Commission Only (as
                                                  permitted by Rule 14a-6(e)(2))

[x]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


____________________________________________________________________________

                      HAYES WHEELS INTERNATIONAL, INC.
              (Name of Registrant as Specified in Its Charter)

                                     N/A

____________________________________________________________________________

     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
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[ ]   Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1)  Amount previously paid:
      (2)  Form, Schedule or Registration Statement no.:
      (3)  Filing Party:
      (4)  Date Filed:

                               Hayes Wheels Logo



                                                              September 18, 1997


Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Hayes Wheels International, Inc. (the "Meeting"), to be held at The Dearborn Inn, 20301 Oakwood Boulevard, Dearborn, Michigan 48124, on October 22, 1997, at 10:00 a.m. The doors will open at 9:00 a.m.

     At the meeting you will be asked to: (i) elect three Class 1 directors to serve until the 2000 Annual Meeting of Stockholders; (ii) approve the adoption of the Company's 1996 Stock Option Plan; (iii) authorize the issuance of shares of the Company's Common Stock upon conversion of shares of the Company's Series A Convertible Participating Preferred Stock, which were issued in connection with the Company's recent acquisition (the "Lemmerz Acquisition") of Lemmerz Holding GmbH, a limited liability company organized under the laws of the Federal Republic of Germany ("Lemmerz"); (iv) approve a change in the Company's name to Hayes Lemmerz International, Inc.; (v) approve an increase in the number of authorized shares of the Company's Nonvoting Common Stock; and (vi) ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending January 31, 1998. Each of these items is discussed in full in the attached proxy statement and you are urged to read the attached proxy statement in its entirety.

     Your Board of Directors has considered each of these items and recommends that you vote FOR the election of the Board of Directors' nominees as Class 1 directors and in favor of each of the other items described above. In connection with the Lemmerz Acquisition, stockholders of the Company owning approximately 58% of the Company's outstanding Common Stock have granted proxies to representatives of the former shareholders of Lemmerz to vote all of such shares in favor of items (iii) and (iv) above and in accordance with the Board of Directors' recommendation on all other matters submitted to stockholders at the Meeting. The former shareholders of Lemmerz have agreed to vote such proxies as described. Accordingly, the Board of Directors' nominees as Class 1 directors will be elected and all of the other items described above will be approved without the vote of any other stockholder.

     Nevertheless, it is important that your shares be voted, regardless of whether you are able to attend the Meeting. To be sure that your shares are represented, please sign and mail the enclosed proxy card promptly. This will not prevent you from voting your shares in person if you choose to do so.

     I look forward to meeting with you this year.

                                          Very truly yours,

                                          Ranko Cucuz
                                          Ranko Cucuz
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer

                               Hayes Wheels Logo

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 22, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Meeting") of Stockholders of Hayes Wheels International, Inc. (the "Company") will be held at The Dearborn Inn, 20301 Oakwood Boulevard, Dearborn, Michigan 48124, on October 22, 1997, at 10:00 a.m. (Eastern Daylight Time) for the following purposes:

          1. To elect three (3) Class 1 directors of the Company, each to serve for a term of three years;

          2. To approve the adoption of the Company's 1996 Stock Option Plan;

          3. To authorize the issuance of shares of the Company's Common Stock upon conversion of shares of the Company's Series A Convertible Participating Preferred Stock issued in connection with the acquisition by the Company of Lemmerz Holding GmbH;

          4. To approve an amendment to the Company's Restated Certificate of Incorporation changing the name of the Company to Hayes Lemmerz International, Inc.;

          5. To approve an amendment to the Company's Restated Certificate of Incorporation increasing the number of authorized shares of the Company's Nonvoting Common Stock from 1,000,000 to 5,000,000 shares;

          6. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending January 31, 1998; and

          7. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on September 15, 1997 are entitled to notice of and to vote at the Meeting and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection for at least ten days prior to the Meeting, and will also be available for inspection at the Meeting.

                                          By Order of the Board of Directors,

                                          Daniel M. Sandberg
                                          Daniel M. Sandberg
                                          Secretary

Romulus, Michigan

September 18, 1997


                             YOUR VOTE IS IMPORTANT

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

                        HAYES WHEELS INTERNATIONAL, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 22, 1997

                                PROXY STATEMENT


     This Proxy Statement is being furnished to the stockholders of Hayes Wheels International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1997 Annual Meeting of Stockholders of the Company (the "Meeting"), to be held at 10:00 a.m. (Eastern Daylight Time) on October 22, 1997 at The Dearborn Inn, 20301 Oakwood Boulevard, Dearborn, Michigan 48124, and at any and all adjournments or postponements thereof. At the Meeting, stockholders of the Company are being asked to consider and vote upon: (i) the election of three Class 1 directors, each to serve a term of three years; (ii) a proposal to adopt the Hayes Wheels International, Inc. 1996 Stock Option Plan, as amended (the "1996 Plan"); (iii) a proposal to authorize the issuance of shares of the Company's common stock, par value $.01 per share ("Common Stock"), upon conversion (the "Conversion") of shares of the Company's Series A Convertible Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), which were issued in connection with the Company's acquisition (the "Lemmerz Acquisition") of Lemmerz Holding GmbH ("Lemmerz"); (iv) a proposal to amend the Company's Restated Certificate of Incorporation (the "Charter") to approve a change in the Company's name to Hayes Lemmerz International, Inc.; (v) a proposal to amend the Charter to approve an increase in the number of authorized shares of the Company's nonvoting common stock, par value $.01 per share ("Nonvoting Common Stock"), and (vi) a proposal to ratify the appointment of KPMG Peat Marwick LLP ("KPMG Peat Marwick") as the Company's independent auditors for the fiscal year ending January 31, 1998 ("Fiscal 1997").



     This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about September 18, 1997.


                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only holders of record of the Common Stock and the Nonvoting Common Stock at the close of business on September 15, 1997 (the "Record Date") are entitled to notice of the Meeting. Holders of Common Stock are entitled to vote on all matters submitted to a vote of stockholders at the Meeting. Holders of Nonvoting Common Stock are only entitled to vote, as a separate class, on the proposal described in clause (v) above. At the close of business on the Record Date, there were 24,949,119 shares of Common Stock, 159,026 shares of Nonvoting Common Stock and 5,000,000 shares of Series A Preferred Stock issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Meeting. All abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting.

     Each stockholder will be entitled to one vote, in person or by proxy, for each share held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Meeting upon which such shares are entitled to vote. Holders of shares of the Series A Preferred Stock will not be entitled to vote on any matter submitted to a vote of stockholders at the Meeting.

     The election of the Class 1 Directors will require the vote of a plurality of the shares of Common Stock represented and voting in person or by proxy and entitled to vote at the Meeting. Under applicable Delaware law, in tabulating the vote, broker non-votes will be disregarded and will have no effect on the outcome of such vote.

     Approval of the proposal to authorize the issuance of Common Stock upon the Conversion of the Series A Preferred Stock will require the affirmative vote of a majority of the votes cast on the proposal by holders of Common Stock in person or by proxy at the Meeting. Under applicable Delaware law, in

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

determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

     Approval of the proposal to amend the Charter to change the name of the Company to Hayes Lemmerz International, Inc. will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Under applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

     Approval of the proposal to amend the Charter to increase the number of shares of authorized Nonvoting Common Stock will require the affirmative vote of
(i) the holders of a majority of the outstanding shares of Common Stock and (ii) the holders of a majority of the outstanding shares of Nonvoting Common Stock. Under applicable Delaware law, in determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

     Approval of the proposals to adopt the 1996 Plan and to ratify the appointment of KPMG Peat Marwick as the Company's independent auditors for Fiscal 1997 will each require the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Meeting. Under applicable Delaware law, in determining whether such proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal, except that broker nonvotes will not be counted as votes cast with respect to any proposal as to which the broker does not have discretionary authority and has not received voting instructions from the beneficial owners and will have no effect on the outcome of that vote.

     Shares of Common Stock represented by properly executed proxies received in time for voting at the Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them (i) FOR the election of the Board of Directors' nominees as Class 1 Directors, (ii) FOR the adoption of the 1996 Plan, (iii) FOR the issuance of Common Stock upon the Conversion of the shares of Series A Preferred Stock, (iv) FOR the amendment to the Charter changing the Company's name to Hayes Lemmerz International, Inc., (v) FOR the amendment to the Charter increasing the number of authorized shares of Nonvoting Common Stock and (vi) FOR the ratification of KPMG Peat Marwick as the Company's independent auditors for Fiscal 1997. No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Meeting, but should any other matter requiring a vote of stockholders be properly brought before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration or nominate any person for election as a director at an annual meeting, see "Stockholder Proposals for 1998 Annual Meeting."


     In connection with the Lemmerz Acquisition, stockholders of the Company which own approximately 58% of the Company's outstanding Common Stock have granted proxies to representatives of the former shareholders of Lemmerz (the "Lemmerz Shareholders") to vote all of such shares in favor of items (iii) and
(iv) above and in accordance with the Board of Directors' recommendation on all other matters submitted to stockholders at the Meeting, and the Lemmerz Shareholders have agreed to vote those proxies as described. In addition, Chase Equity Associates, L.P., which currently holds all of the issued and outstanding shares of Nonvoting Common Stock, has informed the Company that it intends to vote its shares in favor of the proposal to increase the authorized shares of Nonvoting Common Stock. Accordingly, the Board of Directors' nominees as Class 1 Directors and all of the other items described above will be approved without the vote of any other stockholder.


     Execution of the enclosed proxy will not prevent a stockholder from attending the Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Secretary of the Company, at the principal executive offices of the Company, located at 38481 Huron River Drive, Romulus, Michigan 48174, or by

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

attending the Meeting and voting in person. Attendance at the Meeting will not, however, in and of itself constitute a revocation of a proxy.

     This solicitation is being made by the Company. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation.

                                   PROPOSAL 1
                         ELECTION OF CLASS 1 DIRECTORS


     The Board of Directors of the Company is divided into three classes, designated Class 1, Class 2 and Class 3, serving staggered three-year terms. The Charter requires that such classes be as nearly equal in number as possible; accordingly, Class 1 is currently composed of three directors and Classes 2 and 3 are each currently composed of four directors (although there is one vacancy on the Board among the Class 2 Directors).


     In connection with the series of related transactions in July 1996 pursuant to which the Company acquired Motor Wheel Corporation (the "Motor Wheel Transactions"), Joseph Littlejohn & Levy Fund II, L.P. ("JLL Fund II"), TSG Capital Fund II, L.P. ("TSG"), CIBC WG Argosy Merchant Fund 2, L.L.C. ("Argosy"), Nomura Holding America, Inc. ("Nomura") and Chase Equity Associates L.P. ("Chase") (collectively, the "New Investors"), which collectively owned in excess of 70% of the outstanding shares of the Company's Common Stock upon completion of the Motor Wheel Transactions, entered into a stockholders agreement with the Company (the "Stockholders Agreement"). Pursuant to the Stockholders Agreement, among other things, the New Investors (other than Argosy) agreed to vote their shares of Common Stock so that the Company's Board of Directors would consist of nine members, of which four members would be designated by JLL Fund II (initially, Messrs. Timothy Clark, Peter Joseph, Paul Levy and Marcos Rodriguez), one member would be designated by TSG (initially, Mr. Cleveland Christophe), one member would be the Chief Executive Officer of the Company (initially, Mr. Ranko Cucuz), and the remaining three members, which could not be affiliated with the Company or any of the New Investors, would be selected by the remaining members of the Company's Board of Directors (initially, Messrs. John Rodewig and Kenneth Way and one vacancy). During 1997, Messrs. Way and Rodriguez resigned from the Board and Messrs. Andrew Heyer and David Ying were appointed by the Board to fill the vacancies created thereby.

     In connection with the Lemmerz Acquisition, the Company, the New Investors and the Lemmerz Shareholders entered into an Amended and Restated Stockholders Agreement (the "Amended Stockholders Agreement") to provide, among other things, that the Board of Directors would be increased to eleven members and that certain of the New Investors and all of the Lemmerz Shareholders will vote their shares of Common Stock so that the Board of Directors of the Company will be comprised of the Chief Executive Officer of the Company (currently, Mr. Cucuz), four designees of JLL Fund II (currently, Messrs. Clark, Joseph, Levy and Ying), one designee of TSG (currently, Mr. Christophe), two designees of the Lemmerz Shareholders (currently, Messrs. Horst Kukwa-Lemmerz and Wienand Meilicke), and three individuals determined by the Board who are not affiliated with the Company or any of the parties to the Amended Stockholders Agreement other than one member that may be affiliated with Argosy (currently, Messrs. Heyer and Rodewig and one vacancy). The Amended Stockholders Agreement also provides, among other things, for certain transfer restrictions and registration rights for the stockholder parties thereto.


     The terms of the Company's current Class 1 Directors expire at the Meeting. Each person nominated as a Class 1 Director, if elected, will serve a three-year term expiring at the 2000 Annual Meeting or until his successor is elected and qualified, or his earlier death, resignation or removal. Currently, the Class 1 directors are Timothy J. Clark, Peter A. Joseph and Horst Kukwa-Lemmerz. The Board of Directors has nominated Messrs. Clark and Kukwa-Lemmerz for re-election as Class 1 Directors. Mr. Joseph, however, has notified the Board that he does not intend to seek re-election to the Board. The Board has nominated Mr. Jeffrey Lightcap, a principal of Joseph Littlejohn & Levy ("JLL"), an affiliate of JLL Fund II, for election as a Class 1 Director. Each of the three nominees has consented to serve as a Director if elected at the Meeting and, to the best knowledge of the Board of Directors, each of such nominees is and will be able to serve if so


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

elected. In the event that any of such nominees should be unavailable to stand for election before the Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of a nominee unable to serve.

     The Class 1 Directors will be elected by a plurality of the votes cast in the election of directors at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE COMPANY'S NOMINEES AS CLASS 1 DIRECTORS.

     Set forth below is a brief biography of each nominee for election as a Class 1 Director and of all other members of the Board of Directors who will continue in office:


                   NOMINEES FOR ELECTION AS CLASS 1 DIRECTORS

                             TERM EXPIRING IN 2000


     Timothy J. Clark, age 33, has been a director of the Company since July 1996. Mr. Clark is a principal of JLL, which he joined in 1993. Prior to that time, Mr. Clark was corporate planning manager of Edgcomb Metals Company and a financial analyst at the Blackstone Group. Mr. Clark is also a director of Freedom Chemical Company ("Freedom").


     Horst Kukwa-Lemmerz, age 54, was appointed to his present position as Vice Chairman of the Company's Board of Directors upon consummation of the Lemmerz Acquisition in June 1997. Mr. Kukwa-Lemmerz served as CEO and President of Lemmerz from June 1993 through June 1997 and as Personal Liable Partner, President and CEO of Lemmerz Werke KGaA from April 1977 until June 1993. He also acted as Chairman of Lemmerz Espaniola from 1978 through the closing of the Lemmerz Acquisition (the "Closing") and as Vice President of Borlem S.A. Empreendimentos Industriais, Lemmerz's joint venture in Brazil, from 1982 through the Closing.


     Jeffrey Lightcap, age 38, has been a principal of JLL since June 1997. From February 1993 until May 1997, Mr. Lightcap was employed by Merrill Lynch & Co., an investment banking firm, first as a Director and then, commencing in 1994, as a Managing Director. From 1987 until January 1993, Mr. Lightcap was a Senior Vice President at Kidder Peabody & Co., an investment banking firm.


                          INCUMBENT CLASS 2 DIRECTORS
                             TERM EXPIRING IN 1998


     Ranko ("Ron") Cucuz, age 53, was elected Chairman of the Board of Directors of the Company in July 1996, and has been President, Chief Executive Officer and a director of the Company since October 1992. He also serves as Chairman of the Management Board of Hayes Wheels Autokola, the Company's joint venture located in the Czech Republic, as a director of Hayes Wheels, S.p.A. (Italy) and Hayes Wheels de Espana, S.A. (Spain), the Company's wholly owned subsidiaries, and serves as Chairman of each of the Company's North American Aluminum Wheel Group subsidiaries. Mr. Cucuz is also a director of National-Standard Company.



     Andrew R. Heyer, age 40, has been a director of the Company since April 1997. Mr. Heyer has been a Managing Director and co-head of the High Yield Group of CIBC Wood Gundy Securities Corp. since August 1995. Mr. Heyer was a founder and, from February 1990 until July 1995, a Managing Director of The Argosy Group, an investment banking firm. Mr. Heyer is Chairman of the Board of The Hain Food Group and a director of Niagara Corporation.


     David Ying, age 42, has been a director of the Company since June 1997. Mr. Ying has been a partner of JLL since June 1997. From January 1993 until May 1997, Mr. Ying was a Managing Director of Donaldson Lufkin & Jenrette, an investment banking firm, and from January 1990 until December 1992, Mr. Ying was a Managing Director of Smith Barney, an investment banking firm.

                          INCUMBENT CLASS 3 DIRECTORS
                             TERM EXPIRING IN 1999

     Cleveland A. Christophe, age 51, has been a director of the Company since July 1996. Mr. Christophe has been a Managing Partner and major shareholder of TSG Capital Group, L.L.C. since January 1995, and a director and the President of TSG Associates II, Inc. since January 1995. He has served as a principal, a director and the Executive Vice President of TSG Ventures Inc. (formerly known as Equico Capital Corporation), a private equity investment firm, since May 1992. Mr. Christophe is also a director of Envirotest Systems Corporation, Midwest Stamping, Inc., The Ashley Stewart Group Ltd. and PAR Radio Holdings L.L.C.


     Paul S. Levy, age 49, has been a director of the Company since July 1996. Mr. Levy has been a partner of JLL from its inception in 1988. Mr. Levy has served as Chairman of the Board of Directors and Chief Executive Officer of Lancer Industries, Inc. since July 1989. Mr. Levy is also a director of Freedom, Fairfield Manufacturing Co., Inc. and Peregrine Incorporated.


     Wienand Meilicke, age 51, has been a director of the Company since the consummation of the Lemmerz Acquisition in June 1997. Mr. Meilicke is an attorney admitted to practice in Bonn, Germany and has, during at least the last five years, been a partner of Meilicke & Partner, a law firm located in Bonn, Germany. Mr. Meilicke is also a member of the supervisory board of WABCO Standard GmbH and Breuniger Beteilgungs GmbH.

     John S. Rodewig, age 63, has been a director of the Company since December 1992. He served as President of Eaton Corporation ("Eaton") and as its Chief Operating Officer -- Vehicle Components from 1992 until his retirement on January 1, 1996. Mr. Rodewig also serves as Chairman of the Board of Directors of Eaton Limited (United Kingdom) and as a director of FKI plc and AP Parts International.

DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors met five times and took action by unanimous consent four times during the fiscal year ended January 31, 1997 ("Fiscal 1996"). Of the total number of Board meetings and meetings of Board committees held in Fiscal 1996, each current director attended at least 75% of such meetings held during the period in which he served as a director or member of such committee. The Board of Directors has established a standing Audit Committee, Compensation Committee and Executive Committee, which are the only committees of the Board of Directors. The membership and functions of the standing committees of the Board of Directors are as follows:

     EXECUTIVE COMMITTEE: The Executive Committee has responsibility for: (i) reviewing and monitoring on a regular basis the financial results of the Company in comparison to the business plans and budgets approved by the Board of Directors; (ii) determining and making recommendations on questions of general policy with regard to the business of the Company; and (iii) performing and exercising such other powers as may be lawfully delegated to the Executive Committee by the Board of Directors, not in conflict with the specific powers conferred by the Board of Directors upon any other committee. The current members of the Executive Committee are Messrs. Cucuz, Kukwa-Lemmerz and Levy.

     AUDIT COMMITTEE: The Audit Committee has responsibility for (i) reviewing the scope and results of the annual audit of the Company's financial statements with the Company's independent auditors, (ii) reviewing the Company's financial condition and results of operations with management and the Company's independent auditors, (iii) considering the adequacy of the internal accounting and control procedures of the Company, (iv) reviewing any non-audit services and special engagements to be performed by the Company's independent auditors and considering the effect of such performance on the auditors' independence, (v) periodically reviewing the Company's environmental compliance and litigation matters, (vi) reviewing the terms of all material transactions and arrangements between the Company and its affiliates and (vii) recommending to the Board of Directors the firm to be selected as independent auditor of the Company's financial statements and performing services related to the completion of such audit. The Audit Committee

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

met four times during Fiscal 1996. The current members of the Audit Committee are Messrs. Christophe, Joseph and Rodewig.

     COMPENSATION COMMITTEE: The Compensation Committee has responsibility for
(i) reviewing and making recommendations to the Board of Directors as to compensation and other terms and conditions of employment of officers of the Company, (ii) administration of the Company's benefit plans for officers of the Company, including any stock option plans, share-price related incentive plans, and long-term incentive plans, (iii) making recommendations to the Board of Directors as to termination settlements for officers of the Company, (iv) planning for succession of officers of the Company and (v) reviewing requests by officers of the Company to join the board of directors of any entity not affiliated with the Company. The Compensation Committee met two times during Fiscal 1996. The current members of the Compensation Committee are Messrs. Christophe, Levy and Rodewig. In addition, Messrs. Cucuz and Kukwa-Lemmerz serve as nonvoting members of the Compensation Committee.

COMPENSATION OF DIRECTORS AND RELATED MATTERS

     The Company's independent directors (those who are not Company employees and are not affiliated with any of the New Investors or the Lemmerz Shareholders) receive an annual retainer of $20,000, a fee of $1,000 for each Board or committee meeting attended and are reimbursed for expenses incurred in attending Board and/or committee meetings. No other director of the Company receives any retainer, fee or reimbursement for his participation as a director or member of a committee of the Board.

     Mr. Kukwa-Lemmerz is a designee of the Lemmerz Shareholders, who own an aggregate of five million shares of Series A Preferred Stock, which, upon stockholder approval, will automatically convert into five million shares of Common Stock. (See "Proposal 3: Authorization of Issuance of Common Stock Upon Conversion of the Series A Preferred Stock.") In connection with the Lemmerz Acquisition, Mr. Kukwa-Lemmerz was elected as (i) Vice Chairman of the Company's Board of Directors, (ii) a member of the Executive Committee and a nonvoting member of the Compensation Committee, and (iii) Chairman of the Board of the Company's subsidiary, HWI (Europe) Ltd. The Company also entered into consulting agreements (the "Consulting Agreements") with Mr. Kukwa-Lemmerz and an affiliate of Mr. Kukwa-Lemmerz pursuant to which, among other things, (i) Mr. Kukwa-Lemmerz retired from all positions held with Lemmerz and its subsidiaries,
(ii) the Company agreed to pay Mr. Kukwa-Lemmerz and his affiliate an aggregate of $500,000 annually during the five-year period for which consulting services will be provided, and (iii) the Company granted Mr. Kukwa-Lemmerz and his affiliate options to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $16 per share, such options to become exercisable at the rate of 20% annually on June 30, 1998 and each June 30th thereafter during the term of the Consulting Agreements.

                                   PROPOSAL 2
                           APPROVAL OF THE COMPANY'S
                             1996 STOCK OPTION PLAN


     On May 14, 1997, the Board of Directors approved the Hayes Wheels International, Inc. 1996 Stock Option Plan (the "1996 Plan") and on September 11, 1997, the Board of Directors approved certain amendments to the 1996 Plan (which term, as used herein, shall mean such plan as so amended). Subject to approval by stockholders, the 1996 Plan will be effective as of July 2, 1996 and all stock options that have been granted under the 1996 Plan will be effective retroactively to such date. If the 1996 Plan is not approved by stockholders, the options granted thereunder will not become exercisable.


     The description of the 1996 Plan set forth below is not intended to be complete and is qualified in its entirety by the actual terms of the 1996 Plan and the form of stock option agreement relating to the Initial Grants (as defined herein), copies of which are attached hereto as Exhibits A and B.

DESCRIPTION OF PRINCIPAL FEATURES OF THE 1996 PLAN.

     Purpose of the 1996 Plan. The 1996 Plan is intended to afford an incentive to selected employees and consultants of the Company and its subsidiaries and affiliates to acquire a proprietary interest in the Company, to increase their efforts on behalf of the Company and to promote the success of the Company's business through the grant of options. Such options may be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Code, or non-qualified stock options ("NQSOs" and, collectively with ISOs, "Options").

     Participants in the 1996 Plan. Participants in the 1996 Plan will be selected employees and consultants of the Company and its present and future subsidiaries and affiliates, who will be designated by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The Compensation Committee takes into account such factors as it deems relevant in connection with accomplishing the purpose of the 1996 Plan. Approximately 50 persons are eligible to participate in the 1996 Plan.


     Shares Subject to the 1996 Plan. The 1996 Plan provides that an aggregate of 3,000,000 shares of Common Stock will be available for issuance pursuant to the exercise of Options granted thereunder. No optionee may receive awards under the 1996 Plan during its term that relate to more than an aggregate of 1,200,000 shares of Common Stock.



     Administration of the 1996 Plan. The 1996 Plan will be administered by the Compensation Committee. The Board of Directors may fill vacancies on the Compensation Committee and may from time to time remove or add members. All members of the Compensation Committee must be "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, and "outside directors" within the meaning of Section 162(m) of the Code. All action taken under the 1996 Plan with respect to executive officers of the Company is taken solely by such outside directors. All grants and awards under the Stock Option Plan are made at the discretion of the Compensation Committee; the size of grants and awards to be received by any person or group of persons under the 1996 Plan is therefore not determinable. Option grants made to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the "Named Executive Officers") in Fiscal 1996 are set forth below (see "Options Granted Under the 1996 Plan").


     Amendment and Termination of the 1996 Plan. The 1996 Plan may be altered, amended, suspended or terminated at any time by the Board of Directors, provided that such termination may not adversely affect the rights of any Optionee, without such Optionee's consent, under any Option granted under the 1996 Plan.

     Terms of Options in General. Option awards under the 1996 Plan consist of NQSOs and ISOs. Options granted pursuant to the 1996 Plan need not be identical. Subject to the approval of the Company's stockholders, the Initial Grants have been made under the terms described below in "-- Terms of Initial Option Grants."

     The purchase price under each Option will be established by the Compensation Committee; provided, however, that in the event that an ISO is granted to an individual who holds as of the date of grant more than 10% of the Common Stock (a "Ten Percent Stockholder"), the exercise price of such ISO will be no less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price of the Option must be paid in full at the time of exercise and may be paid in whole or in part with previously purchased Common Stock valued at the fair market value as of the date of exercise. The aggregate fair market value of shares as to which ISOs are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The term of each Option will be no greater than 10 years from the date of grant; provided, however, that an ISO granted to a Ten Percent Stockholder shall have a term of no greater than five years. At the time of grant of an Option, the Compensation Committee may provide for accelerated exercisability in connection with a change in control of the Company. If the employment of any optionee is terminated other than for "Cause" (as defined in the 1996 Option Plan) or by reason of the optionee's death or disability, the optionee or the optionee's representative will have one year from the date of such death or disability, or seven months from the date of termination of employment for reason other than death, disability or for Cause, to exercise all Options to the extent exercisable as of the date of such termination, death or disability.

     Each Option is transferable only by will or the law of descent and distribution and may only be exercisable by the optionee during his or her lifetime.


     Terms of Initial Option Grants. Subject to the approval of the Company's stockholders, Options to purchase an aggregate of 2,301,077 shares of Common Stock have been granted as of July 2, 1996 under the 1996 Plan (collectively, the "Initial Grants") to the Named Executive Officers and certain other key employees and consultants of the Company. The number of shares underlying each Initial Grant are divided into five equal portions, with each such portion referred to as a "Tranche" and the Tranches designated "A", "B", "C", "D" and "E". The exercise price of the Initial Grants is $16 per share (such exercise price was adjusted from the initial price of $32 per share to reflect the two-for-one stock split effected in the form of a 100% stock dividend (the "Stock Split") which was paid on January 6, 1997 to the Company's stockholders of record as of December 20, 1996). The Initial Grants will become exercisable (i.e., "vest") according to the following schedule, upon the occurrence of each of the following events:



          (a) Time Condition: 20% of the shares included in each of Tranches A through E shall satisfy the Time Condition if the optionee is an employee or consultant to the Company or subsidiary or affiliate thereof on January 31, 1997 and on each January 31 thereafter; and


          (b) Performance Condition: 100% of the shares included in each of Tranches A through E shall satisfy the Performance Condition if the average per share price of the Common Stock for any consecutive twenty trading days on the principal exchange (or Nasdaq Stock Market) on which the Common Stock is traded equals or exceeds the following price (each such price, a "Target Price"):

             (i)  Tranche A: $16 per share

             (ii)  Tranche B: $32 per share

             (iii) Tranche C: $48 per share

             (iv) Tranche D: $64 per share

             (v)  Tranche E: $80 per share

Notwithstanding the foregoing, the Initial Grants shall become fully exercisable on the ninth anniversary of the date of grant.


     The Company's Common Stock has traded at the prices necessary to allow all of the shares in Tranches A and B of the Initial Grants to satisfy the Performance Condition. Accordingly, subject to stockholder approval of the 1996 Plan, 20% of the shares in both Tranches A and B of the Initial Grants made to each optionee will be vested and exercisable, and the balance of the shares in both Tranches A and B of the Initial Grants will be subject only to the Time Condition.


     Upon the occurrence of a Change in Control (as defined in the agreements setting forth the terms of such grants), all then unexercisable Tranches will vest to the extent that the Performance Condition is satisfied, without regard to any applicable Time Condition, taking into account the per share price of the Common Stock during the 30 calendar-day period immediately preceding the Change in Control in relation to the applicable Target Price. In addition, a portion of the remaining outstanding unvested Tranches will vest equal to the product of
(x) the total number of shares underlying each such Tranche and (y) a fraction, the numerator of which will be the per share price of the Common Stock as of the date of the Change in Control and the denominator of which will be the Target Price applicable to such Tranche. Notwithstanding the foregoing, if a Change in Control occurs prior to January 2, 1999, a portion of the unvested Initial Grants in the three Tranches immediately following the last Tranche which became vested pursuant to the first sentence of this paragraph will vest equal to the product of (1) the total number of shares included in each such Tranche and (2) a fraction, the numerator of which will be the per share price of the Common Stock as of the date of the Change in Control and the denominator of which will be the Target Price applicable to such Tranche.


     The following table sets forth certain information respecting the Initial Grants to the Named Executive Officers and each of (i) the executive officers,
(ii) directors who are not executive officers, and (iii) all other employees who are not executive officers of the Company as a group. Inasmuch as Option grants other than the Initial Grants will be made at the discretion of the Compensation Committee, the size of future Option grants made under the 1996 Plan cannot be determined. The Common Stock is listed and traded on the Nasdaq Stock Market's National Market System (the "Nasdaq Stock Market"). The closing price of a share of Common Stock as reported on the Nasdaq Stock Market on September 8, 1997 was $35.44.


                     OPTIONS GRANTED UNDER THE 1996 PLAN(1)


                                                PERCENT OF                                POTENTIAL REALIZABLE VALUE AT
                                 NUMBER OF       OPTIONS                                     ASSUMED ANNUAL RATES OF
                                 SECURITIES     GRANTED TO     PER SHARE                   STOCK PRICE APPRECIATION FOR
                                 UNDERLYING    EMPLOYEES IN    EXERCISE                           OPTION TERM(2)
                                  OPTIONS         FISCAL        OR BASE     EXPIRATION    ------------------------------
NAME AND POSITION OF OPTIONEE     GRANTED        1996(3)         PRICE         DATE            5%               10%
-----------------------------    ----------    ------------    ---------    ----------         --               ---
Cucuz, Ranko.................      760,431        33.05%          $16        7/02/06         $1,528,160       $5,324,226
  CEO and President
Dallera, Giancarlo...........      152,086         6.61%           16        7/02/06            305,632        1,064,838
  Vice President --
  President, European
  Aluminum Wheels
Linski, William S. ..........      152,086         6.61%           16        7/02/06            305,632        1,064,838
  Vice President --
  President, Fabricated
  Wheels
Sandberg, Daniel M. .........      126,739         5.51%           16        7/02/06            254,695          887,348
  Vice President --
  International Operations,
  General Counsel and
  Secretary
Shovers, William D. .........      152,086         6.61%           16        7/02/06            305,632        1,064,838
  Vice President -- Chief
  Financial Officer
All current executive
  officers as a group........    1,825,034                         16
All current directors who are
  not executive officers, as
  a group....................            0                         --
All other employees,
  including all current
  officers who are not
  executive officers, as a
  group......................      476,043                         16


-------------------------
(1) The 1996 Plan has been adopted and approved by the Company's Board of Directors, but has not yet been approved and adopted by the Company's stockholders. Until such time as such approval is obtained, the options granted under the 1996 Plan are not effective or exercisable. If such approval is obtained, all stock option grants reported in this table will be effective retroactively to July 2, 1996.

(2) Values are reported net of the option's exercise price, but before taxes associated with exercise. These values are calculated using assumed rates of appreciation prescribed by the Commission.


(3) Percentages reflect percentage of options granted during Fiscal 1996 under the 1996 Plan only.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE OPTION PLAN

     THE FOLLOWING DISCUSSION OF CERTAIN RELEVANT FEDERAL INCOME TAX EFFECTS APPLICABLE TO OPTIONS GRANTED UNDER THE 1996 PLAN IS A BRIEF SUMMARY ONLY, AND REFERENCE IS MADE TO THE CODE AND THE REGULATIONS AND INTERPRETATIONS ISSUED THEREUNDER FOR A COMPLETE STATEMENT OF ALL RELEVANT FEDERAL INCOME TAX CONSEQUENCES.

     Incentive Stock Options No taxable income will be realized by an optionee upon the grant or timely exercise of an ISO. If shares are issued to an optionee pursuant to the exercise of an ISO and if a disqualifying disposition of such shares is not made by the optionee (i.e., no disposition is made within two years after the date of grant or within one year after the receipt of shares by such optionee, whichever is later), then (i) upon sale of the shares so acquired, any amount realized in excess of the exercise price of the ISO will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (ii) no deduction will be allowed to the Company. However, if shares acquired upon the exercise of an ISO are disposed of prior to satisfying the holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price thereof, and (ii) the Company will be entitled to deduct an amount equal to such income. Any additional gain recognized by the optionee upon a disposition of shares prior to satisfying the holding period described above will be taxed as short-term or long-term capital gain, as the case may be, and will not result in any deduction by the Company.

     If an ISO is exercised at a time when it no longer qualifies as an ISO, the Option will be treated as an NQSO. Subject to certain exceptions, an ISO generally will not be eligible for the federal income tax treatment described above if it is exercised more than three months following termination of employment.

     The amount by which the fair market value of the Common Stock on the exercise date of an ISO exceeds the exercise price generally will constitute an item which increases the optionee's "alternative minimum taxable income."

     Non-Qualified Stock Options. In general, an optionee will not be subject to tax at the time an NQSO is granted. Upon exercise of an NQSO where the exercise price is paid in cash, the optionee generally must include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the Common Stock at the time of exercise over the exercise price, and will have a tax basis in such Shares equal to the cash paid upon exercise plus the amount taxable as ordinary income to the optionee. The Company generally will be entitled to a deduction in the amount of an optionee's ordinary income at the time such income is recognized by the optionee upon the exercise of an NQSO. Income and payroll taxes are required to be withheld on the amount of ordinary income resulting from the exercise of an NQSO.

     Approval of the 1996 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1996 PLAN.

                                   PROPOSAL 3
                 AUTHORIZATION OF ISSUANCE OF COMMON STOCK UPON
                   CONVERSION OF THE SERIES A PREFERRED STOCK

BACKGROUND

     On June 30, 1997, the Company acquired Lemmerz for (i) $200 million in cash (the "Cash Consideration") and (ii) the issuance of a total of five million shares of the Company's Series A Preferred Stock, which, following stockholder approval, will automatically convert (the "Conversion") into five million shares of Common Stock. Prior to such acquisition, Lemmerz was the leading full-line designer and manufacturer of wheels for passenger cars, light trucks and commercial highway vehicles in Europe. Lemmerz also produces a variety of non-wheel cast aluminum products for the automotive, heating equipment and construction industries.

     Neither Delaware law nor the Charter requires stockholder approval of the Lemmerz Acquisition; however, the rules of The Nasdaq Stock Market require stockholder approval of the issuance of Common Stock in connection with the acquisition of the stock or assets of another company if the common stock to be issued will have voting power equal to 20% or more of the total voting power outstanding prior to the issuance. The aggregate number of shares of Common Stock issuable upon the Conversion equaled approximately 22.5% of the voting power outstanding immediately prior to the issuance of the Series A Preferred Stock. Accordingly, the shares of Series A Preferred Stock issued to the shareholders of Lemmerz may not be converted into Common Stock until the issuance of Common Stock upon the Conversion is approved by the stockholders of the Company.

THE SERIES A PREFERRED STOCK

     The designations, amount, voting powers, preferences and rights of the Series A Preferred Stock are set forth in the Certificate of Designations of the Series A Convertible Participating Preferred Stock (the "Certificate of Designations") filed with the Secretary of State of the State of Delaware on June 24, 1997.

     The Certificate of Designations provides for five million shares of Series A Preferred Stock which rank senior to the Common Stock and all other classes of capital stock of the Company upon liquidation. Holders of shares of the Series A Preferred Stock are entitled to a liquidation preference of $.05 per share and to share ratably in any further distributions to stockholders upon liquidation. The Series A Preferred Stock has no voting rights except where specifically required by law.

     Holders of Series A Preferred Stock are entitled to receive dividends only when, as and if declared by the Board of Directors, upon the Common Stock in an amount equal to the dividend that would be received by such holder had the shares of Series A Preferred Stock held by such Holder been converted into Common Stock on the record date for such dividend.

     The Certificate of Designations provides that each share of the Series A Preferred Stock will be automatically converted into one share of Common Stock immediately upon stockholder approval of the Conversion. The Certificate of Designations provides for adjustments to the conversion ratio upon any stock dividend, stock split, recapitalization or reorganization of the Company.

EFFECT OF THE CONVERSION

     Upon stockholder approval, the shares of Series A Preferred Stock will automatically convert into five million shares of Common Stock. Following the Conversion, the Series A Preferred Stock will be retired and will no longer be outstanding. Accordingly, the $.05 liquidation preference associated with each share of Series A Preferred Stock will be eliminated. Upon the Conversion, the holders of Series A Preferred Stock will automatically own one share of Common Stock for each share of Series A Preferred Stock previously held by such holder, and will have all rights and privileges of a holder of Common Stock.

     The rights and privileges of current holders of Common Stock will not be affected by the Conversion, except that there will be an additional five million shares of Common Stock outstanding and, accordingly, the voting power of current holders of Common Stock will be proportionately diluted.

     The Conversion will not result in any changes to the Company's results of operations, financial condition or method of calculating earnings per share, except that the aggregate par value attributed to the Series A Preferred Stock ($50,000) will be transferred to the Common Stock account.

VOTE REQUIRED FOR THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION

     In connection with the Lemmerz Acquisition, the Company agreed to promptly prepare and file with the Commission this Proxy Statement, call the Meeting and use its best efforts to obtain stockholder approval of

(i) the issuance of Common Stock upon the Conversion and (ii) the change in the Company's name to Hayes Lemmerz International, Inc. In addition, each of JLL, TSG, Chase and Nomura (together, the "Consenting Shareholders"), owning an aggregate of 14,475,150 shares of Common Stock (or approximately 58% of the outstanding shares of Common Stock on the Record Date), granted an irrevocable proxy (the "Irrevocable Proxy") to Mr. Kukwa-Lemmerz or any of his designees to attend any meeting of Company stockholders and to vote the shares of Common Stock subject to the Irrevocable Proxy (A) in favor of the approval and adoption of (i) the issuance of shares of Common Stock upon the Conversion of the Series A Preferred Stock and (ii) the amendment of the Charter to change the name of the Company to Hayes Lemmerz International, Inc., and (B) as recommended by the Board of Directors on all other matters brought before the stockholders at such meeting. In addition, pursuant to the Amended Stockholders Agreement, all of the stockholder parties thereto agreed not to sell, transfer or otherwise dispose of their shares of Common Stock until after the later of (a) the Conversion, and
(b) July 2, 1998, except for transfers to certain permitted transferees. For information about certain other transactions with the Lemmerz Shareholders, see "Compensation of Directors and Related Matters" and "Proposal 1 -- Election of Directors."

     Approval of the proposal to issue the Common Stock upon the Conversion requires the affirmative vote of a majority of the votes cast on the proposal by holders of Common Stock in person or by proxy at the Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION.

                                   PROPOSAL 4
                      AMENDMENT TO THE COMPANY'S RESTATED
           CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME

     In connection with the Lemmerz Acquisition, the Company agreed to use its best efforts to cause a change in the Company's name to Hayes Lemmerz International, Inc. The Board of Directors believes that this name change is in the best interest of the Company, as it better reflects the Company's global business and the long tradition of quality associated with the Lemmerz name.

     Pursuant to the Irrevocable Proxies, the Consenting Shareholders have granted Mr. Kukwa-Lemmerz or his designees an irrevocable proxy to vote their shares (which, collectively, constitute approximately 58% of the outstanding Common Stock on the Record Date) in favor of this proposal to amend the Charter to change the Company's name to Hayes Lemmerz International, Inc. In addition, pursuant to the Amended Stockholders Agreement, all of the stockholder parties thereto agreed not to sell, transfer or otherwise dispose of their shares of Common Stock until after the later of (a) the Conversion, and (b) July 2, 1998, except for transfers to certain permitted transferees. See "Proposal 3:
Authorization of Issuance of Common Stock Upon Conversion of the Series A Preferred Stock."

     Approval of the amendment to the Charter to change the Company's name requires the affirmative vote of a majority of the outstanding shares of Common Stock.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE CHARTER TO CHANGE THE COMPANY'S NAME TO HAYES LEMMERZ INTERNATIONAL, INC.

                                   PROPOSAL 5
          AUTHORIZATION OF ADDITIONAL SHARES OF NONVOTING COMMON STOCK

     The Charter currently authorizes the issuance of up to 1,000,000 shares of Nonvoting Common Stock. At September 15, 1997, there were 159,026 shares of Nonvoting Common Stock issued and outstanding.

     The Nonvoting Common Stock is identical to the Common Stock in all respects, except with respect to voting rights. Except as required by law, the holders of Nonvoting Common Stock have no right to vote on any matter, and shares of Nonvoting Common Stock are not included in the calculation of the number of shares voting or entitled to vote on any matter. Each record holder of Nonvoting Common Stock is entitled at its option to convert any or all of its shares of Nonvoting Common Stock into an equal number of shares of

Common Stock, provided that such conversion does not result in such holder or its affiliates directly or indirectly owning, controlling or having the power to vote or dispose of a greater quantity of securities of any kind issued by the Company than such holder and its affiliates are permitted to own, control or have power to vote or dispose of under any law or under any regulation, order, rule or other requirement of any governmental authority applicable to such holder and its affiliates. The Nonvoting Common Stock is intended to meet the needs of certain stockholders which are subject to limitations under the Bank Holding Company Act on their ability to hold more than five percent of the voting stock of the Company.

     Following approval by the Company's stockholders of this proposal to increase the number of authorized shares of Nonvoting Common Stock to five million shares, Argosy intends to exchange all of the 2,500,000 shares of Common Stock which it currently owns for an equal number of shares of Nonvoting Common Stock, so that it will own less than 5% of the outstanding voting Common Stock. Upon such exchange, the voting agreement between Argosy and the Company will be terminated. Although the Board of Directors has no present intent to issue any other shares of Nonvoting Common Stock, the additional authorized shares of Nonvoting Common Stock could be used for any proper purpose approved by the Board of Directors, including for stock splits, stock dividends and other corporate purposes.

     Approval of the proposal to amend the Charter to increase the number of authorized shares of Nonvoting Common Stock requires the affirmative vote of (i) a majority of the outstanding shares of Common Stock and (ii) a majority of the outstanding shares of Nonvoting Common Stock. All of the Nonvoting Common Stock currently issued and outstanding is held by Chase Equity Associates, L.P., which has informed the Company that it intends to vote its shares in favor of this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO THE STOCKHOLDERS THAT THEY VOTE "FOR" THE AMENDMENT TO THE CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF NONVOTING COMMON STOCK FROM 1,000,000 TO 5,000,000 SHARES.

                                   PROPOSAL 6
                            APPOINTMENT OF AUDITORS

     Subject to stockholder ratification, the Board of Directors has reappointed the firm of KPMG Peat Marwick, as independent auditors of the Company, for Fiscal 1997. KPMG Peat Marwick has served as the Company's independent auditors since 1992.

     A representative of KPMG Peat Marwick is expected to be present at the Meeting and will have an opportunity to make a statement if the representative desires to do so and to respond to questions by stockholders.

     Approval of the proposal to ratify the appointment of KPMG Peat Marwick requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting in person or by proxy and entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 1997.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors submits the following report on executive compensation for Fiscal 1996:

          This report provides an overview of the Company's compensation philosophy and executive compensation programs. It also discusses compensation-related decisions in general, and specifically those relating to the Company's Chief Executive Officer, for Fiscal 1996.

     THE ROLE OF THE COMPENSATION COMMITTEE

          The Compensation Committee of the Board of Directors is responsible for all matters relating to the compensation of the executive officers of the Company. It carries out these responsibilities by reviewing all executive compensation and benefit plans, administering the Company's stock option and other long-term incentive plans and overseeing succession planning. To comply with regulations of the Securities and Exchange Commission and to separate members of management more completely from compensation decisions, only non-management directors are eligible to serve as voting members of the Compensation Committee (Messrs. Cucuz and, effective as of June 30, 1997, Kukwa-Lemmerz serve as non-voting members of the Compensation Committee).

     OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS


          The Company's executive compensation programs have been designed to support the Company's goal of enhancing stockholder value by providing incentives that will attract, reward and retain highly qualified executives critical to the long-term success of the Company. The Company's policy is to establish overall compensation at median competitive levels. Median competitive levels are determined by an independent consulting firm (in Fiscal 1996, prior to the Motor Wheel Transactions, such consulting firm was Hewitt Associates; after the Motor Wheel Transactions, such consulting firm was Mercer & Associates), utilizing several widely used published compensation surveys. These surveys included several hundred companies, but the methodology under which compensation was determined focused on compensation level data from approximately 25 companies in the automotive supply industry (the "Comparison Group"). However, as a result of the relationship between executive compensation and corporate performance, the Company's executives may be paid more or less in any particular year than the executives of companies included in the Comparison Group, depending on the Company's performance. The companies in the Comparison Group are not the same as those in the peer group utilized in preparing the Peer Group Index (see "Stock Performance Graph") because the Committee's independent consultant uses surveys of publicly traded and privately owed companies in the automotive industry to determine median compensation levels, whereas the Peer Group Index has been chosen by the Company to reflect publicly traded automotive parts and accessories suppliers. The Compensation Committee believes that it would not be practicable to prepare a compensation survey of the companies included in the Peer Group Index.



          Following research and assistance from the independent consultant, the Compensation Committee has determined to structure the Company's short-term and long-term incentive compensation plans to emphasize corporate financial performance which the Committee believes will enhance stockholder value. To implement this approach, commencing in Fiscal 1993, the Company has utilized a compensation plan for its executive officers which comprises an annual performance plan for its executive officers, with earned short-term incentive awards being paid out in cash (subject to maximum annual payouts) plus a stock-based incentive compensation program under the Company's 1992 Stock Incentive Plan (the "1992 Plan") and, commencing in Fiscal 1996, the 1996 Plan.

     AN OVERVIEW OF THE COMPANY'S EXECUTIVE COMPENSATION PLAN

          As stated above, the Company's executive compensation programs have three components: base salary, annual incentive and long-term incentive. A discussion of the Committee's decisions regarding executive compensation and an overview of its various elements are presented below.

        BASE SALARY PROGRAM

          The Company's base salary program is intended to provide base salary ranges that reflect the median salary levels of the Comparison Group. Base salaries are periodically adjusted to reflect each executive's performance and contribution to the overall financial results of the Company, the executive's length of service with the Company and changes in median salary levels of the Comparison Group. The Committee, based upon research and advice provided by its independent consultant, annually reviews and compares each executive's salary level against comparable executive's positions in the Comparison Group.

        ANNUAL PERFORMANCE PLAN

          The Fiscal 1996 annual performance plan provided competitive variable pay opportunities to executive officers based upon the achievement of established targets based on the Company's earnings before interest and taxes ("EBIT") and cash flow and the achievement of certain personal objectives by the executive. In addition, with respect to those officers who are responsible for the performance of the particular business units of the Company, their bonuses are also based upon the achievement of certain EBIT and cash flow targets for their respective business units. Thus, annual incentive compensation is determined by the degree to which the Company and, for certain officers, the business units, achieve the annual EBIT and cash flow targets established by the Compensation Committee and by the degree to which each individual officer achieves his personal objectives. The aggregate bonus amount is established as a percentage of base salary, which ranged from 40% to 60% (except for the Chief Executive Officer only, for whom the percentage was 100%) in Fiscal 1996, with each component of the annual performance plan comprising a portion of such percentage. The normative amount to be received as a bonus if the EBIT and cash flow targets and personal objectives are met, expressed as a percentage of base salary, is established based upon levels of responsibility for Company or business unit performance. This percentage increases as the level of responsibility increases.

          If the EBIT and cash flow targets are met and the personal objectives are achieved, 100% of the normative bonus percentage is paid. If certain minimum EBIT and cash flow targets are met (set at 75% of each such target), but either of such amounts is less than the targeted amounts, or if the individual performance objectives are not fully realized, the amount paid for each component of the annual performance plan which is not fully achieved will be proportionally less than the normative amount. Similarly, if either the EBIT or cash flow performance exceeds the EBIT or cash flow targets, respectively, the amount of the bonus attributable to such component of the annual performance plan will be proportionally more than the normative amount, up to a aggregate maximum of twice the normative amount. Notwithstanding the foregoing, if the minimum cash flow target is not met, no bonus is paid, even if the EBIT target and personal objectives are achieved. The performance-based component may result in higher than competitive compensation for superior EBIT and cash flow performance or lower than competitive compensation for performance not reaching the EBIT or cash flow targets.

        LONG-TERM INCENTIVE PLAN

          Under the 1992 Plan, the Compensation Committee has emphasized premium stock option grants ("Premium Options") for its senior executives (including the Named Executive Officers). In Fiscal 1996, this was accomplished by granting Premium Options, for each recipient, at a ratio of the number of shares of Common Stock covered thereby to the number of such shares covered by the fair market value stock option ("FMV Options") simultaneously granted to the same recipient of one and one-half to one, except that in Fiscal 1996, the Chief Executive Officer was granted only Premium Options. FMV Options have an exercise price equal to the closing price on the New York Stock Exchange (the stock exchange on which the Company's Common Stock traded on the date of grant) on the trading day immediately prior to their grant. Premium Options were granted with the same exercise price as the FMV Options, but such Premium Options are not exercisable until the Company's Common Stock has traded at a premium to the exercise price for ten consecutive trading days. The premium has historically been the percentage resulting from five compoundings of the 5-year United States government bond average annual percentage yield as of the date of grant of the options, rounded up to the next full five percent. The emphasis on Premium Options and the premium in their exercise price are intended to align management and stockholder interests more closely and to lead to higher prices for the Company's Common Stock. The terms of both the Premium Options and the FMV Options provided, however, that they become exercisable upon a change in control of the Company. As the Motor Wheel Transactions constituted such a change in control, all such options are now exercisable.

          On February 20, 1996, the Compensation Committee approved the grant of stock options under the 1992 Plan to certain persons, including the Named Executive Officers. These grants comprised both Premium Options and FMV Options, in the ratio indicated above. The options that were granted as Premium Options in Fiscal 1996 have a vesting price approximately 30% above the closing price for the Company's Common Stock on the New York Stock Exchange on the date such options were granted. This, combined with the ten-year term of the options, was intended to ensure that the holders of Common Stock would realize a significant return on their investment in a relatively short period of time before the holders of these Premium Options realized any financial gain therefrom. These options, however, all became vested as a result of the change in control of the Company which occurred in connection with the Motor Wheel Transactions.

          With respect to options granted under the 1996 Plan, although such options are structured significantly differently than the options granted under the 1992 Plan, such options also are intended to serve the Compensation Committee's purpose of aligning management and stockholder interests more closely in order to lead to higher prices for the Company's Common Stock. As described in greater detail elsewhere in this Proxy Statement (see "Proposal 2 -- Approval of the Company's 1996 Stock Option Plan"), the options granted under the 1996 Plan must meet both a time and performance condition in order to become exercisable. Thus, each such option grant is divided into five tranches (each, a "Tranche") of an equal number of options. The options in each such Tranche vest when both of the following conditions have been met: (a) 20% of each Tranche vests on the last day of each fiscal year commencing on January 31, 1997 and continuing until January 31, 2001 if the employee to whom they were granted is then still an employee of the Company; and (b) the average share price for any twenty consecutive day period on the principal exchange upon which the Common Stock is traded equals or exceeds certain specified prices (the "Target Prices") ranging from $16.00 per share for the first Tranche and increasing ratably to $80.00 per share for the fifth Tranche. As a result of such vesting requirements, the Compensation Committee believes that such options will encourage the recipients, which include all of the Company's executive officers and certain other key management employees, to manage the Company in a manner intended to result in substantial appreciation in the price of the Company's Common Stock, thereby allowing such options to become exercisable, while also benefiting the stockholders of the Company.

          As of July 2, 1996, the Compensation Committee approved the grant of stock options under the 1996 Plan to certain persons, including the Named Executive Officers. The options under the 1996 Plan were granted at an exercise price equal to the cash consideration payable for shares of the Company's Common Stock in connection with the Motor Wheel Transactions. The time and performance conditions necessary for the vesting of such options are intended to ensure that the holders of Common Stock realize a significant return on their investment before the holders of these options realize any financial gain therefrom.

          The number of shares covered by options granted under the 1992 Plan was determined by the Compensation Committee based upon the level of responsibility and salary of each executive officer and option grants to officers holding similar positions at other companies, based upon the independent consultant's survey of long-term incentive compensation practices at such companies. Also considered in setting the Premium Option awards was the risk and reward potential in that no benefits will be received from these Premium Options unless the Common Stock appreciates to more than the option price.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

          Section 162(m) of the Internal Revenue Code of 1986, as amended, effective for years beginning after 1993, generally limits to $1 million the amounts deductible by a public company in respect of annual compensation paid to a "covered employee" (i.e., the chief executive officer and the four other most highly compensated executive officers of the company), including, unless an exception applies, compensation otherwise deductible upon the exercise of compensatory options. Qualifying performance-based compensation and compensation, including stock options, that meets other exceptions to the general limitation will not be subject to the limitation. The Compensation Committee believes that the compensation paid to each of its "covered employees" will not exceed $1 million in non-excluded compensation. The Compensation Committee will evaluate the Company's compensation policies with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m).

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

          A key factor noted by the Compensation Committee in reviewing the base salary of Mr. Cucuz was that Fiscal 1996 was a year of continued progress and growth for the Company, to which Mr. Cucuz had made important contributions. Based upon these and other considerations, in early Fiscal 1996, the Compensation Committee approved an increase in Mr. Cucuz's base salary for Fiscal 1996 from $322,000 to $354,000 per year, but kept the rate of his normative bonus compensation under the annual performance plan for Fiscal 1996 at 50% of his base salary, which was a higher rate at the time than that for the other executive officers. Subsequently, in July 1996 in connection with the Motor Wheel Transactions, and as a result of the substantially greater responsibilities to be assumed by Mr. Cucuz resulting from such transactions, the Compensation Committee approved an increase in Mr. Cucuz's base salary to $425,000 and increased the rate of his normative bonus compensation under the annual performance plan to 100% of his base salary.

                                          /s/ Paul S. Levy, Chairman
                                          /s/ Cleveland A. Christophe
                                          /s/ John S. Rodewig

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors are Messrs. Christophe, Levy and Rodewig. In addition, Messrs. Cucuz and Kukwa-Lemmerz are non-voting members of the Compensation Committee. On June 30, 1997, the Company consummated the Lemmerz Acquisition in which the Lemmerz Shareholders, including Mr. Kukwa-Lemmerz, received $200 million in cash and five million shares of Series A Preferred Stock. In addition, in connection with the Lemmerz Acquisition, the Company entered into the Consulting Agreements with Mr. Kukwa-Lemmerz and an affiliate of Mr. Kukwa-Lemmerz. See "Compensation of Directors and Related Matters."

SUMMARY OF COMPENSATION FOR FISCAL 1996

     The following summary compensation table sets forth certain information concerning compensation for services in all capacities awarded to, earned by or paid to the Named Executive Officers for Fiscal 1996, the fiscal year ended January 31, 1996 ("Fiscal 1995") and the fiscal year ended January 31, 1995 ("Fiscal 1994").


                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                                             ---------------------
                                         ANNUAL COMPENSATION                   AWARDS      PAYOUTS
                             --------------------------------------------    ----------    -------
                                                             OTHER ANNUAL    SECURITIES     LTIP       ALL OTHER
                             FISCAL    SALARY      BONUS     COMPENSATION    UNDERLYING    PAYOUTS    COMPENSATION
          NAME                YEAR       ($)        ($)         ($)(1)       OPTIONS(2)      ($)         ($)(3)
          ----               ------    ------      -----     ------------    ----------    -------    ------------
Cucuz, Ranko.............     1996     389,502    366,076      649,366        857,731        --          3,000
CEO and President             1995     322,000         --
                              1994     244,000    109,941
Dallera, Giancarlo(4)....     1996     228,000    137,902      112,343        194,586        --             --
Vice President --             1995     215,000         --
President, European           1994     182,927     88,960
Aluminum Wheels
Linski, William S. ......     1996     188,000    107,706      205,145        185,586        --          3,000
Vice President --             1995     165,000         --
President, Fabricated         1994     135,000     52,563
Wheels
Sandberg, Daniel M. .....     1996     168,000     88,240       71,851        145,239        --          3,000
Vice President --             1995     147,000         --
International                 1994     114,457     26,404
Operations, General
Counsel and Secretary
Shovers, William D. .....     1996     208,667    129,896      336,226        190,086        --          3,000
Vice President --             1995     190,000         --
Chief Financial Officer       1994     172,000     70,902


-------------------------
(1) In connection with the Motor Wheel Transactions, certain officers of the Company (including all those listed above) were required by the New Investors to exercise certain stock options which they held at the time. As consideration for such requirement, the Company agreed to compensate such officers for the tax liabilities to be incurred by them as a result of such option exercise. The amounts listed above are the amounts paid to compensate the listed officer for such tax liabilities.


(2) Shares of the Company's Common Stock. All amounts have been restated to reflect the Stock Split. Includes options granted under the 1992 Plan and the 1996 Plan. The options granted under the 1996 Plan are effective as of July 2, 1996, pending approval of such plan by the Company's stockholders. See "Stock Options Granted in Fiscal 1996" and "Proposal 2: Approval of the Company's 1996 Stock Option Plan."


(3) Matching contributions accrued under the Company's Retirement Savings Plan.

(4) Mr. Dallera's salary is paid in Italian lira and his bonus is paid in United States dollars. The U.S. dollar amount for Mr. Dallera's salary was calculated using the exchange rate of 1 lira = 0.00064 dollars.

STOCK OPTIONS GRANTED IN FISCAL 1996

     The following table sets forth certain information respecting grants of stock options during Fiscal 1996 under the 1992 Plan. Information respecting grants of stock options during Fiscal 1996 under the 1996 Plan is set forth above; see "Proposal 2: Approval of Company's 1996 Stock Option Plan."

                                                                                                  POTENTIAL REALIZABLE VALUE
                             NUMBER OF         PERCENT OF                                           AT ASSUMED ANNUAL RATES
                            SECURITIES          OPTIONS           PER SHARE                       OF STOCK PRICE APPRECIATION
                            UNDERLYING         GRANTED TO        EXERCISE OR                          FOR OPTION TERM(1)
 NAME OF OPTIONEE AND         OPTIONS         EMPLOYEES IN          BASE          EXPIRATION      ---------------------------
  TYPE OF OPTION(2)         GRANTED (3)      FISCAL 1996(4)       PRICE(3)           DATE            5%               10%
 --------------------       -----------      --------------      -----------      ----------         --               ---
Cucuz, Ranko
  Premium.............         97,300            21.54%            $10.00          2/19/06         $611,044        $1,550,962
  FMV.................             --               --                 --               --               --                --
Dallera, Giancarlo
  Premium.............         17,000             3.76%            $10.00          2/19/06         $106,760        $  270,980
  FMV.................         25,500             5.64%            $10.00          2/19/06         $160,140        $  406,470
Linski, William S.
  Premium.............         13,400             2.97%            $10.00          2/19/06         $ 84,152        $  213,596
  FMV.................         20,100             4.45%            $10.00          2/19/06         $126,228        $  320,394
Sandberg, Daniel M.
  Premium.............          7,400             1.64%            $10.00          2/19/06         $ 46,472        $  117,956
  FMV.................         11,100             2.46%            $10.00          2/19/06         $ 69,708        $  176,934
Shovers, William D.
  Premium.............         15,200             3.36%            $10.00          2/19/06         $ 95,456        $  242,288
  FMV.................         22,800             5.05%            $10.00          2/19/06         $143,184        $  363,432

-------------------------
(1) Values are reported net of the option's exercise price, but before taxes associated with exercise. These values are calculated using assumed rates of appreciation prescribed by the Securities and Exchange Commission.


(2) "FMV Options" were granted at an exercise price equal to the closing market price per share of Common Stock on the trading day immediately prior to their grant date and, at the time of grant, became cumulatively exercisable in thirds on the first, second and third anniversaries of their grant date or, if earlier, on the date on which the Premium Options granted on the same date become exercisable. "Premium Options" have the same exercise price as the FMV Options, but, at the time of grant, the Premium Options were not to become exercisable until nine years after their grant date or, if earlier, on the business day after the closing price for Common Stock, as reported on the New York Stock Exchange, shall have equaled or exceeded $25.94 for ten consecutive trading days. Notwithstanding the foregoing, in connection with the Motor Wheel Transactions, on July 2, 1996, the Company exchanged all the options granted during fiscal 1996 under the 1992 Plan for shares of Old Common Stock for an equal number of options for shares of Common Stock. The exercise price of such options remained unchanged at $10.00 per share and, as the terms of such options provided that they became exercisable upon a change in control of the Company, on such date, all such options became immediately exercisable.



(3) All options granted during Fiscal 1996 under the 1992 Plan were granted on February 20,1996 at the price of $20.00 per share. As described in footnote
    (2) above, all such options were exchanged in connection with the Motor Wheel Transactions for an equal number of shares of Common Stock at exercise prices which remained unchanged. The number of options granted and the exercise price, however, have been restated to reflect the Stock Split which occurred on January 6, 1997.


(4) Percentages reflect percentage of options granted during Fiscal 1996 under the 1992 Plan only.

AGGREGATE OPTION EXERCISES IN FISCAL 1996 AND JANUARY 31, 1997 OPTION VALUE(1)

                                                                          NUMBER OF
                                                                         SECURITIES
                                                                         UNDERLYING         VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                                                     AT JANUARY 31, 1997    AT JANUARY 31, 1997
                             SHARES ACQUIRED                            EXERCISABLE/            EXERCISABLE/
          NAME                 ON EXERCISE       VALUE REALIZED         UNEXERCISABLE          UNEXERCISABLE
-------------------------    ---------------     ---------------     -------------------    --------------------
Cucuz, Ranko.............         48,710            $ 779,383          210,717/730,014      $ 1,205,173/$547,511
Dallera, Giancarlo.......         21,064            $ 337,028           71,383/146,003      $   486,438/$109,503
Linski, William S........         15,388            $ 246,220           58,483/146,003      $    390,746/109,503
Sandberg, Daniel M.......          5,388            $  86,328           31,070/121,669      $    223,155/$91,251
Shovers, William D.......         20,494            $ 327,924           68,083/146,003      $   440,222/$109,503

-------------------------
(1) No stock appreciation rights have been granted in connection with any stock options.

PENSION PLAN

     The Company maintains a defined benefit pension plan covering all persons who were United States salaried employees of the Company and its subsidiaries on or before December 31, 1994. Pension income at normal retirement age is calculated by averaging the participant's highest consecutive 60 months of compensation out of the final 120 months of compensation and providing 1% of the first $7,800 thereof and 1 1/3% of the remainder for each of the first 30 years of service, and 1/2% and 2/3% of such compensation, respectively, for each of the next 10 years of service. Benefits under the Company's pension plan are limited by restrictions imposed by the Internal Revenue Code of 1986, as amended (the "Code"). Prior to the initial public offering of the Company's Common Stock in December 1992 (the "IPO"), the eligible United States salaried employees of the Company participated in a pension plan sponsored by K-H Corporation ("K-H"). K-H is transferring the assets and liabilities of its plan relating to participants employed in the Company's wheel business to the Company's pension plan, in accordance with the requirements of the Employee Retirement Income Security Act of 1974, as amended. Effective January 1, 1995, (1) certain provisions of the plan that had frozen final average compensation for purposes of the plan as of December 31, 1991, were rescinded, (2) no new participants may enter the plan and (3) for purposes of calculating benefits payable under the plan, no additional service may be credited under the plan; however, service continues to be credited under the plan for vesting purposes and to determine eligibility for retirement benefits under the plan. In addition, increases in compensation will be recognized under the plan for purposes of determining pensions.

     The following table illustrates the annual pension benefits payable from the Company's defined benefit pension plan to a person in the specified earnings and years of service classifications at normal retirement date.

                                     YEARS OF SERVICE
  COVERED   -------------------------------------------------------------------
COMPENSATION   10         15          20          25          30          35
--------    -------     -------     -------     -------     -------     -------
 $50,000    $ 6,407     $ 9,610     $12,813     $16,017     $19,220     $20,822
$100,000    $13,073     $19,610     $26,147     $32,683     $39,220     $42,488
$150,000    $19,740     $29,610     $39,480     $49,350     $59,220     $64,155
$200,000    $19,740     $29,610     $39,480     $49,350     $59,220     $64,155
$250,000    $19,740     $29,610     $39,480     $49,350     $59,220     $64,155
$300,000    $19,740     $29,610     $39,480     $49,350     $59,220     $64,155
$350,000    $19,740     $29,610     $39,480     $49,350     $59,220     $64,155
$400,000    $19,740     $29,610     $39,480     $49,350     $59,220     $64,155

Base salary is the only compensation upon which benefits under this plan are determined.

     All of the individuals named in the Summary Compensation Table, except Mr. Dallera, are participants in the pension plan described above, and each had covered compensation and years of service as set forth below:

                                                                          COVERED         YEARS OF
                                NAME                                    COMPENSATION      SERVICE
---------------------------------------------------------------------   ------------      --------
Cucuz, Ranko.........................................................     $150,000            5
Linski, William S....................................................     $150,000            4
Sandberg, Daniel M...................................................     $150,000            3
Shovers, William D...................................................     $150,000            4

The covered compensation amounts set forth in the above table differ from the amounts set forth in the Summary Compensation Table because of limitations contained in the Code on compensation permitted to be used for pension plan purposes.

     The Pension Plan Table shows amounts that are payable in the form of a straight-life annuity; such amounts are not subject to offset for Social Security or any other payments.

     Effective January 1, 1995, the Company adopted a defined contribution pension plan for its United States salaried employees, under which, the Company contributes to a retirement account for each eligible employee 5% of his compensation up to the amount of the Social Security wage base ($62,700 in 1996) plus 8% of his compensation over the amount of the Social Security wage base. Compensation, for purposes of this plan, includes salary, bonus and commissions, but is limited to a maximum of $150,000 under provisions of the Code. The retirement account is invested at the direction and risk of the employee, who is entitled, subject to certain vesting requirements, to the contents of his account when his employment terminates at retirement or otherwise. The Company does not assure the employee of the amount of his retirement benefit or the value of this account at any time.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

     The Company's subsidiary, Hayes Wheels, S.p.A. ("HWI Italy"), entered into an employment agreement with Mr. Dallera, dated February 1, 1993, as amended on June 6, 1996, that provides for his employment as General Manager of HWI Italy at an initial base salary which automatically increases annually following increases in an index commonly used to determine the cost of living increases for senior managers in Italy. For Fiscal 1996, Mr. Dallera's base salary was $228,000 (translated from Italian Lire at the rate of 1 Lira = 0.00064 US Dollar). Under this agreement, Mr. Dallera is entitled to all HWI Italy employee benefits; his annual bonus, however, is based upon the criteria established for the other executive officers of the Company. The agreement expires by its terms on December 31, 2003, or in the event of Mr. Dallera's death. See "Certain Related Transactions."

     In connection with the Lemmerz Acquisition, the Company entered into the Consulting Agreements with Mr. Kukwa-Lemmerz and an affiliate of Mr. Kukwa-Lemmerz. See "Compensation of Directors and Related Matters."

     The Company entered into separate agreements (the "Company Severance Agreements") with nine executive officers and three other employees of the Company (the "Covered Individuals"), including Messrs. Cucuz, Dallera, Linski, Sandberg and Shovers on or about November 6, 1995, pursuant to which, upon a change of control of the Company (as defined therein), each Covered Individual, including Covered Individuals whose employment with the Company is terminated in anticipation of a change of control, is entitled to an immediate payment of all earned but unpaid compensation, including any unpaid bonuses for previous fiscal years and a pro rata bonus payment (based on Highest Compensation (as defined below) and the greater of normative bonus percentage and estimated projected bonus percentage) for the current fiscal year under any bonus plan for which he is then eligible.

     In addition, the Company Severance Agreements provide that each Covered Individual whose employment with the Company is terminated (i) by the Company upon a change of control or in anticipation of a change of control, (ii) by the Company, other than for cause or as a result of death or disability, within three years following a change of control, or (iii) voluntarily by such Covered Individual, within three years following a change of control, because of a change in the material terms of his employment (such as compensation or responsibilities), is entitled to a lump sum cash payment, payable within 30 days of such termination, in the aggregate amount of: (a) for all Covered Individuals, earned but unpaid compensation, less any payment previously made in respect of such amount, (b) for all Covered Individuals, the product of the individual's Highest Compensation, his highest normative bonus percentage in the immediately preceding three fiscal years and the fraction of the current fiscal year expired at the time of such termination, less any payments previously made in respect of such amounts upon such change of control,
(c) with respect to eight Covered Individuals (including the five currently most highly compensated executive officers) three times, with respect to one Covered Individual two times and with respect to three Covered Individuals one times the sum of (x) the individual's Highest Compensation and (y) the product of his Highest Compensation and his highest normative bonus percentage in the immediately preceding three fiscal years, (d) 20% of Highest Compensation with respect to three Covered Individuals, 40% of Highest Compensation with respect to one Covered Individual and with respect to eight Covered Individuals (including the five currently most highly compensated executive officers), the greater of 60% of the individual's Highest Compensation and $100,000 and (e) for all Covered Individuals, an amount equal to any accrued but unvested account balances as of the date of termination and the actuarial present value of any accrued but unvested benefits other than account balances that as a result of termination are forfeited under any qualified or nonqualified Company retirement or pension plan. The Company Severance Agreements also provide that each such Covered Individual is also entitled to have the Company (i) continue for at least three years for eight Covered Individuals (including the five currently most highly compensated executive officers), at least two years for one Covered Individual and at least one year for three Covered Individuals, all welfare benefit programs, such as medical and life, provided by the Company and its affiliated companies, (ii) for eight Covered Individuals (including the five currently most highly compensated executive officers), timely pay or provide any other amounts, including reimbursable expenses incurred prior to the date of termination, or benefits required or permitted under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies (subject to limitations), (iii) provide the title to the individual's Company automobile for eight Covered Individuals (including the five currently most highly compensated executive officers), or make a cash payment equal to the value of such automobile in certain cases and (iv) for all Covered Individuals, provide key executive level outplacement services.

     The Company Severance Agreements define Highest Compensation as twelve times a Covered Individual's highest monthly cash compensation (not including any bonus), whether current or deferred, at any time during the period commencing on the first day of the calendar month containing the 365th day prior to the day a change of control occurs and ending on the date of the termination of such Covered Individual's employment with the Company.

     The Company Severance Agreements also contain provisions regarding termination of employment upon disability, death, and other certain circumstances. In addition, if any payments or benefits paid to the Covered Individuals under the Company Severance Agreements or any other plan, arrangement or agreement with the Company are subject to the federal excise tax on excess parachute payments or any similar state or local tax, or any interest or penalties are incurred with respect thereto, the Company will pay to the Covered Individuals an additional amount so that the net amount retained by the Covered Individuals after deduction or payment of those taxes will be as if no such tax, interest or penalty were imposed.

     The Motor Wheel Transaction constituted a change of control under the Company Severance Agreements. Consequently, the Covered Individuals received cash payments consisting solely of a pro rata portion of the annual bonuses which would otherwise have been payable to them in the following amounts: Mr. Cucuz, $88,500; Mr. Dallera, $45,600; Mr. Linski, $35,798; Mr. Sandberg, $31,999; Mr. Shovers, $40,800; and in the aggregate, $402,438.

CERTAIN RELATED TRANSACTIONS

     Mr. Dallera is the President of Cromodora Wheels S.p.A. ("Cromodora"). Prior to June 6, 1996, the Company's subsidiary, Hayes Wheels S.p.A., was a 30% stockholder in Cromodora and Mr. Dallera was a 35% stockholder in Cromodora. On June 6, 1996, Hayes Wheels S.p.A. sold one-third of its equity interest in Cromodora to Cromodora and two-thirds of its equity interest in Cromodora to Mr. Dallera. The sale price for the Company's equity interest in Cromodora was an aggregate of approximately $1,437,000, which amount was offset by the Company's agreement to pay Cromodora and Mr. Dallera approximately $562,000 for a five year non-competition agreement with the Company, resulting in net sale proceeds to the Company of approximately $875,000. This sale price was established based upon an appraisal of Cromodora performed by KPMG Peat Marwick, the Company's independent public accountants. In connection with this transaction, Mr. Dallera agreed to extend the term of his employment agreement with the Company so that it will not expire until December 31, 2003 (previously, the expiration date was April 30, 1998).

     The Company is a party to certain business arrangements with Cromodora, as follows: (a) the Company manufactures and sells castings to Cromodora on a cost-plus basis; (b) the Company licenses certain aluminum wheel technology from Cromodora and provides certain marketing services to Cromodora relating to such technology; and (c) the Company has entered into agreements to purchase certain aluminum wheel designs from Cromodora. The Company does not believe that these arrangements have a material effect on the Company's operations or financial condition.


     On July 24, 1997, Mrs. Inge Kruger-Pressl and Mrs. Renate Kukwa-Lemmerz (collectively, the "Lemmerz Selling Stockholders"), the sister-in-law and wife, respectively, of Mr. Kukwa-Lemmerz, purchased 1,628,800 shares of Common Stock (the "Lemmerz Shares") from LucasVarity Inc. for $30 per share. The Lemmerz Shares were to have been included in the Company's previously announced proposed public offering of Common Stock and the Company expressed concern that the failure to include the Lemmerz Shares in such offering could adversely affect the public float and liquidity for the Company's stockholders. Shortly thereafter, the Company requested that the Lemmerz Selling Stockholders include the Lemmerz Shares in a public offering of the Common Stock. On July 30, 1997, the Company entered into an option agreement with the Lemmerz Selling Stockholders (the "Option Agreement") which provides, among other things, that during the term of the Option Agreement, the Company has the right to require the Lemmerz Selling Stockholders to sell the Lemmerz Shares (i) to the Company for purposes of effecting a public offering of the Common Stock or (ii) at the Company's option, directly into a public offering. Pursuant to the Option Agreement, each of the parties thereto, including the Company, the Lemmerz Selling Shareholders, Mr. Kukwa-Lemmerz, Marianne Lemmerz and an affiliate of Mr. Kukwa-Lemmerz released each other party thereto and its respective directors, officers, employees, representatives, agents, successors and assigns from all liability relating to the purchase of the Lemmerz Shares by the Lemmerz Selling Stockholders. Pursuant to the terms of the Option Agreement, the Company directed the Lemmerz Selling Stockholders to sell all of the Lemmerz Shares pursuant to a public offering of the Company's Common Stock in order to provide for a more effective public offering and such shares were sold in the Company's public offering which was consummated on August 26, 1997. Pursuant to the Option Agreement, the Lemmerz Selling Stockholders received $30 per share for the Lemmerz Shares in connection with such public offering.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the period from July 2, 1996 (the effective date of the Motor Wheel Transactions) through January 31, 1997 with the cumulative total return on The Nasdaq National Market System market index ("NASDAQ Market Index") and an industry peer group composed of automotive parts and accessories suppliers ("Peer Group Index") for the same period. In accordance with the rules of the Commission, the graph assumes an investment of $100 on July 2, 1996, in each of the Common Stock, the stocks comparing the NASDAQ Market Index and the stocks comparing the Peer Group Index, and assumes that all dividends were reinvested.

        MEASUREMENT PERIOD            HAYES WHEELS        PEER GROUP            NASDQ
                                          INT'L              INDEX          MARKET INDEX
07/03/96                                          100                100                100
08/30/96                                       101.65              98.65              96.31
09/30/96                                       103.70             101.13             103.04
10/31/96                                       109.47             101.13             101.85
11/29/96                                       111.93             107.69             108.18
12/31/96                                       126.75             109.87             107.93
01/31/97                                       133.33             111.09             115.82

     Data respecting the following companies were utilized in calculating the Peer Group Index in the table above:

Aftermarket Tech Corp.
Air Sensors Inc.
Amerigon Inc.
Arvin Industries Inc.
Barnes Group Inc.
Bonded Motors Inc.
Borg Warner Automotive
Boyds Wheels Inc.
Breed Technologies Inc.
Collins Industries Inc.
Colonels Internat Inc.
Cragar Industries Inc.
Dana Corp.
Defiance Inc.
Deflecta-Shield Corp.
Desc S.A. De Cv Adr
Detroit Diesel Corp.
Donaldson Co. Inc.
Durakon Industries Inc.
Eaton Corp.
Echlin Inc.
Edelbrock Corp.
Excel Industries Inc.
Federal-Mogul Corp.
Gentex Corp.
Glas-Aire Industries Grp
Hastings Manufacturing
Hilite Industries Inc.
Jason Inc.
JPE Inc.
Lund Internat Holding
Magna International
Mascotech Inc.
Memtec Ltd Adr
Modine Manufacturing Co.
Monro Muffler Brake Inc.
Motorcar Parts & Access
O'Gara Company (The)
Orbital Engine Cp Ltd.
R&B Inc.
Redlaw Ind Inc.
RT Industries Inc.
Safety Components International
Schawk Inc.
Simpson Industries Inc.
Smith Ao Corp.
Sparton Corp.
SPX Corp.
SRS Labs Inc.
Standard Motor Products
Standard Products Co.
Superior Industries International
Tesma International
Top Source Technologies
Transpro Inc.
TRW Inc.
Universal Manufacturing
Valley Forge Corp.
Westcast Industries Inc.
Westinghouse Air Brake
Williams Controls Inc.

Wynn's International Inc.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and certain officers to file with the Commission and the NASDAQ Stock Market (as defined hereinafter) initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to holders of more than ten percent of the Company's Common Stock. To the Company's knowledge, based solely on a review of the copies of Section 16(a) reports furnished to the Company during Fiscal 1996, or written representations from certain reporting persons that no Forms 5 were required for those persons, all Section 16(a) filing requirements applicable to the Company's officers and directors and beneficial owners of more than 10% of the Common Stock were complied with on a timely basis.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


     As of September 8, 1997 the outstanding Common Stock was held of record by 103 stockholders. The following table sets forth, as of the Record Date, after giving effect to the Conversion, certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company (based on filings with the Commission) to own beneficially in excess of 5% of the outstanding Common Stock. Except as otherwise indicated, each stockholder listed below has (i) sole voting power and investment power with respect to its shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to its shares of Common Stock.

                                                                             PERCENT OF      PERCENT OF
                                                                            OWNERSHIP OF    OWNERSHIP OF
                                                                             SHARES OF       SHARES OF
                                                                            COMMON STOCK    COMMON STOCK
            NAME AND ADDRESS                  SHARES OF                      (EXCLUDING      (INCLUDING
           OF BENEFICIAL OWNER               COMMON STOCK    WARRANTS(1)    WARRANTS)(2)    WARRANTS)(3)
           -------------------               ------------    -----------    ------------    ------------
Joseph Littlejohn & Levy Fund II,
  L.P. ..................................     9,634,176       1,825,376        32.0%           35.0%
450 Lexington Avenue
Suite 3350
New York, New York 10017
Marianne Lemmerz.........................     3,200,000(4)           --        10.6%            9.8%
c/o Lemmerz Holding GmbH
Postfach 1125
53621 Konigswinter
Federal Republic of Germany
TSG Capital Fund II, L.P. ...............     2,812,500          67,500         9.3%            8.8%
177 Broad Street
12th Floor
Stamford, Connecticut 06901
CIBC WG Argosy Merchant..................     2,500,000(5)       60,000         8.3%            7.8%
  Fund 2, L.L.C.
425 Lexington Avenue
Third Floor
New York, New York 10017
Horst Kukwa-Lemmerz......................     1,775,000(6)           --         5.9%            5.4%
c/o Lemmerz Holding GmbH
Postfach 1125
53621 Konigswinter
Federal Republic of Germany

-------------------------
(1) Each warrant (a "Warrant") allows the holder thereof to acquire one share of Common Stock for a purchase price of $24.00. The Warrants are exercisable from July 2, 2000 through July 2, 2003.

(2) Excludes options to purchase Common Stock held by certain officers and directors of the Company and also excludes Warrants to purchase 2,600,000 shares of Common Stock.

(3) Excludes options to purchase Common Stock held by certain officers and directors of the Company, but includes Warrants to purchase 2,600,000 shares of Common Stock.

(4) Consists of 3,200,000 shares of Series A Preferred Stock which will automatically convert into an equal number of shares of Common Stock following stockholder approval of the Conversion.

(5) Excludes 650,000 shares of Common Stock (2.2% of the outstanding Common Stock) owned by CIBC Wood Gundy Securities Corp. ("CIBC Wood Gundy"), an affiliate of Argosy; Argosy disclaims beneficial ownership of all such shares.


(6) Consists of 1,750,000 shares of Series A Preferred Stock owned by Mr. Kukwa-Lemmerz and 25,000 shares of Series A Preferred Stock owned by Mrs. Kukwa-Lemmerz, which, in each case, following stockholder approval of the Conversion, will automatically convert into an equal number of shares of Common Stock. Mr. Kukwa-Lemmerz disclaims beneficial ownership of the shares owned by Mrs. Kukwa-Lemmerz.

SECURITY OWNERSHIP OF MANAGEMENT AND THE BOARD OF DIRECTORS


     The following table sets forth, as of the Record Date, after giving effect to the Conversion but without giving effect to the Warrants, the beneficial ownership (as defined by the Commission) of the Company's Common Stock by each of the Directors, nominees for Directors and the Named Executive Officers and by the Directors, nominees for Directors and executive officers of the Company as a group:



                NAME OF BENEFICIAL OWNER                     NUMBER OF SHARES(1)(2)
                ------------------------                     ----------------------
Cucuz, Ranko.............................................             290,952
Dallera, Giancarlo.......................................              98,530
Linski, William S. ......................................              76,324
Sandberg, Daniel M. .....................................              41,790
Shovers, William D. .....................................              95,220
Christophe, Cleveland A.(3)..............................                  --
Clark, Timothy J.(4).....................................                  --
Heyer, Andrew R.(5)......................................                  --
Joseph, Peter A.(4)......................................           9,634,176
Kukwa-Lemmerz, Horst(6)..................................           1,775,000
Levy, Paul S.(4).........................................           9,634,176
Lightcap, Jeffrey(4).....................................                  --
Meilicke, Wienand........................................                 200
Rodewig, John S. ........................................                  60
Ying, David Y.(4)........................................           9,644,936
All directors, nominees and officers as a group (20
  persons)...............................................          12,138,883


-------------------------


(1) Includes the following shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of the Record Date (assuming approval of the 1996 Plan at the Annual Meeting of Stockholders) and shares of Common Stock purchased under the Company's Retirement Savings Plan (the "Savings Plan"):



                                                        ISSUABLE UPON       ISSUABLE UPON
                                                         EXERCISE OF         EXERCISE OF
                                                           OPTIONS             OPTIONS           PURCHASED
                                                        GRANTED UNDER       GRANTED UNDER          UNDER
                        NAME                              1992 PLAN           1996 PLAN         SAVINGS PLAN
                        ----                            -------------       -------------       ------------
Cucuz, Ranko........................................       180,300              60,834               548
Dallera, Giancarlo..................................        65,300              12,166                --
Linski, William S. .................................        52,400              12,166             1,000
Sandberg, Daniel M. ................................        26,000              10,140               162
Shovers, William D. ................................        62,000              12,166                --
All Directors and Executive Officers as a Group.....       452,100             146,002             4,283



(2) In each case, except as to Messrs. Kukwa-Lemmerz, Joseph, Levy and Ying and "All Directors and Executive Officers as a Group," less than 1% of the outstanding shares of Common Stock. Messrs. Levy and Ying may be deemed to beneficially own 32.0% of the Common Stock of the Company (see footnote (4) below). Mr. Kukwa-Lemmerz beneficially owns 5.9% of the Common Stock of the Company.


(3) Mr. Christophe is associated with TSG, which owns 9.3%% of the Common Stock of the Company; he disclaims any beneficial ownership of such Common Stock. See "Security Ownership of Certain Beneficial Owners."


(4) Messrs. Clark, Joseph, Levy, Lightcap and Ying are all associated with JLL Fund II, which owns 32.0% of the Common Stock of the Company. Messrs. Clark and Lightcap disclaim any beneficial ownership of such Common Stock. Messrs. Joseph, Levy and Ying are general partners of JLL Associates II, L.P., the general partner of JLL Fund II and, as a result, each of them may be deemed to beneficially own all of the shares of Common Stock held directly or indirectly by JLL Fund II. See "Security Ownership of Certain Beneficial Owners." In addition, Mr. Ying directly owns an additional 10,760 shares of Common Stock.

(5) Mr. Heyer is associated with Argosy, which owns 8.3% of the Common Stock of the Company, and CIBC Wood Gundy, which owns 2.2% of the Common Stock of the Company; he disclaims any beneficial ownership of all such Common Stock. See "Item 12. Security Ownership of Certain Beneficial Owners and Management -- Ownership of Certain Beneficial Owners."

(6) Consists of 1,750,000 shares of Series A Preferred Stock owned by Mr. Kukwa-Lemmerz and 25,000 shares of Series A Preferred Stock owned by Mrs. Kukwa-Lemmerz, which, in each case, following stockholder approval of the Conversion, will automatically convert into an equal number of shares of Common Stock. Such shares represent 5.9% of the outstanding Common Stock. Mr. Kukwa-Lemmerz disclaims beneficial ownership of the shares owned by Mrs. Kukwa-Lemmerz.


     As of the Record Date, all Directors and executive officers as a group may be deemed beneficially to own approximately 39.4% of the outstanding Common Stock.


STOCKHOLDER PROPOSALS FOR THE 1998 MEETING

     In accordance with Rule 14a-8 under the Exchange Act, any stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than January 15, 1998 in order to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

     Section 3 of Article III of the Company's By-Laws provides that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of the Company, such stockholder must have given timely prior written notice to the Secretary of the Company of such stockholders's intention to make such nomination before the meeting. To be timely, notice must be received by the Company not less than fifty days nor more than seventy-five days prior to the date of the annual meeting; provided, however, that in the event less than sixty-five days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Such notice must contain certain information about the person whom the stockholder proposes to nominate and the stockholder giving the notice, including the name, age, residence and business address, occupation, and class and number of shares of Common Stock owned beneficially or of record by the proposed nominee, and the name, record address and class and number of shares of Common Stock beneficially owned by such stockholder. In addition, such notice must contain any other information related to the proposed nominee or such stockholder that would be required to be disclosed in a proxy statement.

     In addition, Section 2 of Article II of the Company's By-Laws provides that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company, such stockholder must have given timely prior written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. To be timely, notice must be received by the Company not less than fifty days nor more than seventy-five days prior to the date of the annual meeting; provided, however, that in the event less than sixty-five days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including the name and record address of such stockholder, a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the class and number of shares of the Company beneficially or of record owned by such stockholder and any material interest of such stockholder in the business so proposed.

                                 OTHER MATTERS

     As of this date, the Board of Directors does not know of any business to be brought before the Meeting other than as specified above. However, if any other matters properly come before the Meeting, it is the intention of the persons named as proxies in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                            SOLICITATION OF PROXIES

     The Company intends to request banks and brokers who hold shares in their names or custody, or in the name of nominees for others, to forward copies of the proxy material to those persons for whom they hold such shares and to request authority for the execution of proxies.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and are available at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information. In addition, such materials may be inspected at the offices of the National Association of Securities Dealers, Inc., Corporate Financing Department, 1801 K Street, N.W., 8th Floor, Washington D.C. 20006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference herein the following documents filed with the Commission pursuant to the Exchange Act:

            I. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1997;


           II. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1997 and July 31, 1997; and


          III. The Company's Current Reports on Forms 8-K dated June 6, 1997, June 20, 1997, June 30, 1997 and July 16,1997.

     All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH ARE INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO THE COMPANY, 38481 HURON RIVER DRIVE, ROMULUS, MICHIGAN 48174, ATTENTION: DIRECTOR OF INVESTOR RELATIONS, TELEPHONE (313) 942-8716.

                                          By order of the Board of Directors,

                                          Daniel M. Sandberg
                                          Daniel M. Sandberg
                                          Secretary

Romulus, Michigan

September 18, 1997

                               Hayes Wheels Logo

                                                                       EXHIBIT A

                        HAYES WHEELS INTERNATIONAL, INC.
                             1996 STOCK OPTION PLAN

     1. Purpose; Types of Awards; Construction.

     The purpose of the Hayes Wheels International, Inc. 1996 Stock Option Plan (the "Plan") is to afford an incentive to selected employees of and consultants to Hayes Wheels International, Inc. (the "Company"), or any Subsidiary or affiliate thereof which now exists or hereafter is organized or acquired, to acquire a proprietary interest in the Company, to continue as employees or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company's business through the grant of options ("Options") pursuant to Section 6 hereof, which Options may be non-qualified stock options or "incentive stock options" in accordance with Section 422 of the Code. The Plan is intended to satisfy the requirements of Rule 16b-3 promulgated under
Section 16 of the Exchange Act and Section 162(m) of the Code and shall be interpreted in a manner consistent with the requirements thereof.

     2. Definitions.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          (a) "affiliate" means any Person that directly or indirectly controls, is controlled by, or is under common control with, another Person.

          (b) "Beneficial Owner" has the meaning ascribed to it in Rule 13d-3 promulgated under the Exchange Act.

          (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Optionee in his most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Cause" shall have the meaning ascribed to it in the Form of Severance Agreement filed as Exhibit 10(A) to the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1995.

          (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Committee" means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and Section 162(m).

          (h) "Company" means Hayes Wheels International, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

          (i) "Disability" means, as a result of the Optionee's incapacity due to physical or mental illness, the absence from full-time performance of the Optionee's duties with the Company or a Subsidiary or affiliate thereof for a period of six (6) consecutive months, at which time the Company shall have given the Optionee a notice of termination for Disability, and, within sixty (60) days after such notice of termination is given, the Optionee shall not have returned to the full-time performance of the Optionee's duties.

          (j) "Effective Date" means, subject to the provisions of Section 7(i) hereof, the date upon which the Plan is adopted by the Board.

          (k) "Effective Time of the Merger" means July 2, 1996.

          (l) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

          (n) "Fair Market Value" means (i) the closing sales price per share of Stock on the national securities exchange or other trading market on which the Stock is principally traded, for the most recent date on which there was a sale of such Stock on such exchange, or (ii), in the event that there has not been any sale of Stock on any such exchange or other trading market during any of the twenty (20) trading days immediately preceding the applicable date, such value as the Committee, in good faith consultation with the senior management of the Company, shall determine within 90 days of the last sale of the Stock.

          (o) "Incentive Stock Option" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

          (p) "Initial Option" shall have the meaning ascribed to it in Section 4 hereof.

          (q) "Initial Optionee" shall have the meaning ascribed to it in
     Section 4 hereof.

          (r) "Merger" means the transactions contemplated by that certain Agreement and Plan of Merger, dated March 28, 1996, between MWC Holdings, Inc. and the Company.

          (s) "Optionee" means a person who, as an employee of or consultant to the Company or any Subsidiary or affiliate thereof, has been granted an Option under the Plan.

          (t) "Option" means a right, granted to a Optionee under Section 6, to purchase shares of Stock.

          (u) "Option Agreement" means any written agreement, contract, or other instrument or document evidencing an Option.

          (v) "Person" has the meaning ascribed to it in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

          (w) "Plan" means this Hayes Wheels International, Inc. 1996 Stock Option Plan, as amended from time to time.

          (x) "Rule 16b-3" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

          (y) "Section 162(m)" means Section 162(m) of the Code and the regulations promulgated thereto, as amended from time to time, including any successor to such Section.

          (z) "Stock" means shares of the voting common stock, par value $.01 per share, of the Company.

          (aa) "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     3. Administration.

     The Plan shall be administered by the Committee. The Committee shall have the authority, in its reasonable discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or as may be reasonably necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the persons to whom and the time or times at which Options shall be granted; to determine the type and number of Options to be granted, the number of shares of Stock to which an Option may relate and the terms, conditions, restrictions and performance criteria relating to any Option (including, without limitation, acceleration of such Option's exercisability in the event of a change in control of the Company); and to determine whether, to what extent, and under what circumstances an Option may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Options in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or affiliate thereof or the financial statements of the Company or any Subsidiary or affiliate thereof, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Option; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical for each Optionee); and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that no such amendment, modification or adjustment shall adversely affect any then outstanding Option without the prior written consent of the holder thereof.

     The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, affiliate thereof or Optionee (or any person claiming any rights under the Plan from or through any Optionee) and any stockholder.

     No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted made hereunder.

     4. Eligibility.

     On the Effective Date and subject to the approval of the stockholders of the Company, each of the individuals listed on Schedule I hereto (each such individual, an "Initial Optionee") shall be granted an Option (each, an "Initial Option") to purchase the number of shares of Stock set forth opposite his name on Schedule I hereto. Following the Effective Date, Options may be granted to selected employees of or consultants to the Company and its present or future Subsidiaries and affiliates, in the discretion of the Committee. In determining the persons (other than the Initial Optionees) to whom Options shall be granted, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan; provided, however, that no person shall be granted an Incentive Stock Option unless he or she is an employee of or consultant to the Company or a Subsidiary at the time the Incentive Stock Option is granted.

     5. Stock Subject to the Plan.


     The maximum number of shares of Stock reserved for the grant of Options under the Plan shall be 3,000,000, subject to adjustment as provided herein; provided, however, that the maximum number of allotted shares that any Optionee may receive during the term of the Plan may not exceed 1,200,000, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Option are forfeited, cancelled, exchanged or surrendered or if an Option otherwise terminates or expires without a distribution of shares to the Optionee, the shares of Stock with respect to such Option shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Options under the Plan.


     In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event shall occur after the date hereof which the Committee, in its reasonable discretion, determines affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of capital stock which may thereafter be issued upon exercise of Options, (ii) the number and kind of shares of capital stock issued or issuable in respect of outstanding Options, and (iii) the exercise price, grant price, or purchase price relating to any Option; provided, that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with the provisions of Section 424(h) of the Code (or any successor thereto); and further provided, that no such change or adjustment shall be made in the event that (x) capital stock is issued by the Company in exchange for cash or property or pursuant to any employee benefit plan (as defined in Section 3(3) of ERISA) of the Company and (y) no change or adjustment is made for the benefit of holders of the outstanding Stock as a result thereof.

     6. Terms of Options. Options may be granted on such terms as may be determined by the Committee, provided that such terms and conditions are consistent with the following:

          (a) Exercise Price. The exercise price per share of Stock purchasable under an Initial Option shall be $16.00; provided, that, in the case of an Incentive Stock Option, such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option. The exercise price per share of Stock purchasable under an Option that is not an Initial Option shall be determined by the Committee.

          (b) Term of Options. An Option granted under the Plan shall expire no later than ten (10) years from the Effective Date.

     7. General Provisions.

          (a) Compliance with Local and Exchange Requirements. The Plan, the granting and exercising of Options thereunder, and the other obligations of the Company under the Plan and any Option Agreement or other agreement shall be subject to, and the Company shall take all reasonable steps to comply with, all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Option until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Optionee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

          (b) Nontransferability of Incentive Stock Options. Options shall not be transferable by an Optionee except by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Optionee only by such Optionee or his guardian or legal representative.

          (c) No Right to Continued Employment, etc. Nothing in the Plan or in any Option granted or any Option Agreement or other agreement entered into pursuant hereto shall be construed as a contract of employment with any Optionee or confer upon any Optionee the right to continue in the employ of, or the affiliation with, the Company, any Subsidiary or any affiliate thereof or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or affiliate thereof to terminate such Optionee's employment or affiliation with the Company.

          (d) Taxes. The Company or any Subsidiary or affiliate thereof is authorized to withhold from any payment relating to an Option under the Plan, including from a distribution of Stock, or any other payment to a Optionee, amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and Optionees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Optionee's tax obligations.

          (e) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Optionee, without such Optionee's consent, under any Option previously granted under the Plan.

          (f) No Rights to Options; No Stockholder Rights. Except for the Initial Optionees with respect to the Initial Options, no Optionee shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Optionees. Except as provided specifically herein, a Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares.

          (g) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other Options, or other property shall be issued or paid in lieu of such fractional shares.

          (h) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

          (i) Effective Date; Plan Termination. The Plan shall take effect upon the Effective Date, but the Plan shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which the Company shall use its reasonable best efforts to obtain as soon as practicable after the Effective Date and which approval must occur within twelve months of the date the Plan is adopted by the Board. In the absence of such approval, such Options shall be null and void.

                                                                       EXHIBIT B

                                    FORM OF

                        HAYES WHEELS INTERNATIONAL, INC.
                             1996 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, entered into as of               , 1996, pursuant
to the Hayes Wheels International, Inc. 1996 Stock Option Plan (the "Plan"), between Hayes Wheels International, Inc., a Delaware corporation (the
"Company"), and                               (the "Optionee"), an employee of
or consultant to the Company or a Subsidiary. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Plan.

     WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase shares of its Stock as hereinafter provided and subject to the terms and conditions hereof, to carry out the purpose of the Plan;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

     1. Number of Shares. The Company hereby grants to the Optionee an option
(the "Option") to purchase an aggregate of [       ] shares of Stock, subject to
adjustment as provided in Section 2 hereof, on the terms and conditions herein set forth. The Option consists of five (5) equal portions, each of which relates
to [       ] shares of Stock (each such portion of [       ] shares, a
"Tranche"; and the Tranches designated "A", "B", "C", "D" or "E").

     2. Certain Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event occurs after the date hereof, which the Committee, in its reasonable discretion, determines affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to (a) the number and kind of shares of Stock issued or issuable in respect of this Option and (b) the exercise price, grant price, purchase price or Target Price (as defined herein) relating to this Option; provided, that no such change or adjustment shall be made in the event that (x) capital stock is issued by the Company in exchange for cash, services, or property or pursuant to any employee benefit plan (as defined in Section 3(3) of ERISA) of the Company and (y) no change or adjustment is made for the benefit of holders of the outstanding Stock as a result thereof.

     3. Exercise Price. The purchase price of the Stock subject to the Option
shall be $     per share, subject to adjustment as provided in Section 2 hereof.

     4. Term and Exercisability of Option.

          (a) Unless the Option is previously cancelled pursuant to this Agreement, the term of the Option and of this Agreement shall commence on the date hereof (the "Date of Grant") and terminate on July 2, 2006. Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

          (b) Exercisability of Option. The Option shall become fully exercisable on July 2, 2005, provided that the Optionee is employed by or is affiliated with the Company or any Subsidiary or affiliate thereof on such date. Notwithstanding the foregoing, the Option or any portion thereof shall become exercisable if the conditions set forth in each of clauses (i) and (ii) are satisfied:

             (i) Time Condition: The Optionee shall be deemed to have satisfied the condition set forth in this clause (i) with respect to 20% of the shares of Stock covered by each of Tranches A through E if the Optionee is an employee of or a consultant to the Company or any Subsidiary or affiliate thereof on January 31, 1997, and the Optionee shall be deemed to have satisfied the condition set forth in this clause (i) with respect to an additional 20% of the shares of Stock covered by each of Tranches A through E on January 31 of each successive year so long as the Optionee remains an employee of or a consultant to the Company or any Subsidiary or affiliate thereof on such dates; and

             (ii) Performance Condition: The Optionee shall be deemed to have satisfied the condition set forth in this clause (ii) with respect to 100% of the shares of Stock covered by each of Tranches A through E if, during any consecutive twenty (20) trading days, the sum of the Fair Market Value of the Stock on each such trading day divided by twenty equals or exceeds the applicable target price set forth below (each such price, a "Target Price"):

              - Tranche A:       $16 per Share
              - Tranche B:       $32 per Share
              - Tranche C:       $48 per Share
              - Tranche D:       $64 per Share
              - Tranche E:       $80 per Share

        ; it being understood that the Optionee may satisfy the condition set forth in this clause (ii) with respect to any Tranche at any time during the term of the Option and shall only be required to satisfy this condition on one occasion, whether or not the Optionee has satisfied the condition set forth in clause (i) above with respect to all or any portion of such Tranche at the time the condition set forth in this clause (ii) is satisfied. Each Target Price shall be subject to adjustment as provided in Section 2 hereof.

          (c) Subject to Section 6 hereof, the right of the Optionee to purchase shares with respect to which this Option has become exercisable as herein provided may be exercised in whole or in part at any time or from time to time, prior to July 2, 2006.

     5. Payment. Upon the exercise of all or any portion of the Option, the exercise price of the shares being purchased (the "Exercise Price") shall be paid in full either (a) in cash or its equivalent, (b) by tendering previously acquired shares of Stock having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (c) with the approval of the Committee, cashless exercise under the Federal Reserve Board's Regulation T or under any other method approved by the Committee, or (d) by a combination of
(a), (b), and (c).

     6. Termination of Employment, Etc.

          (a) Except as provided in this Section 6, the Option may not be exercised after the Optionee has ceased to be employed by or affiliated with the Company or any Subsidiary.

          (b) If the Optionee's employment or affiliation with the Company or a Subsidiary is terminated by the Company or such Subsidiary for Cause, the Option shall be cancelled as of the date of such termination.

          (c) If the Optionee's employment or affiliation with the Company or a Subsidiary is terminated for any reason other than for Cause, the Optionee (or his Beneficiary or representative) shall have the right to exercise the Option, to the extent exercisable as of the date of such termination of employment or affiliation (i) in the case of a termination because of the Optionee's death or Disability, for a period of one (1) year following the date of such termination, and (ii) in the case of any other termination other than for Cause or as provided in clause (i), for a period of seven
     (7) months following the date of such termination.

          (d) Notwithstanding anything to the contrary in this Section 6, the Option shall not be exercisable later than July 2, 2006.

          (e) Notwithstanding the foregoing provisions of this Section 6, the Committee may, in connection with the termination of the Optionee's employment or affiliation, accelerate the exercisability of the Option or extend the exercisability of the Option, subject to subsection (d) of this
     Section 6.

          (f) For purposes of this Section 6, the transfer of employment of an Optionee between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

     7. Change in Control. In the event of a Change in Control (as defined below):

          (a) all then unexercisable Tranches shall become immediately exercisable in full to the extent that the Optionee has satisfied the condition set forth in Section 4(b)(ii) above with respect to such Tranche, without regard to whether the Optionee has satisfied the condition set forth in Section 4(b)(i) above with respect to such Tranche. Whether any Tranche becomes so exercisable shall be based on the average Fair Market Value of the Stock during the thirty (30) calendar day period immediately preceding such Change in Control; and

          (b) the Tranche immediately following the last Tranche which becomes exercisable in full pursuant to Section 7(a) hereof shall become immediately exercisable in an amount (rounded up to the next whole share) equal to the product of (i) the total number of shares covered by such Tranche and (ii) a fraction, the numerator of which shall be the average Fair Market Value of the Stock during the thirty (30) calendar day period immediately preceding such Change in Control and the denominator of which shall be the applicable Target Price for such Tranche; provided, however, that in the event that a Change in Control occurs within thirty (30) months following the Effective Time of the Merger, the next three (3) Tranches (if applicable) immediately following the last Tranche which becomes exercisable in full pursuant to Section 7(a) hereof shall become immediately exercisable in an amount (rounded up to the next whole share), with respect to each such Tranche, equal to the product of (x) the total number of shares underlying such Tranche and (y) a fraction, the numerator of which shall be the average Fair Market Value of the Stock during the thirty (30) calendar day period immediately preceding such Change in Control and the denominator of which shall be the applicable Target Price for each such Tranche.

     For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following:

             (i) any Person, other than Joseph Littlejohn & Levy Fund II, L.P. (or any affiliate thereof), TSG Capital Fund II, L.P. (or any affiliate thereof), or Canadian Imperial Bank of Commerce (or affiliate thereof), is or becomes the Beneficial Owner of fifty percent (50%) or more of either (i) the then-outstanding Stock or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; or

             (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, immediately following the Effective Time of the Merger, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

             (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

             (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     8. Rights of Optionee.

          (a) The Optionee shall have none of the rights of a stockholder with respect to the shares covered by the Option until the shares are issued or transferred to such Optionee upon exercise of the Option.

          (b) The Option shall not interfere with or limit in any way the right of the Company to terminate any Optionee's employment or affiliation with the Company at any time, nor confer upon any Optionee any right to continue in the employ of, or the affiliation with, the Company or any Subsidiary.

     9. Nontransferability of Option. The Option shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by him or his legal representative.

     10. Notification.

          (a) The Option shall be exercised by written notification of exercise substantially in the form of Exhibit A hereto and delivered to the Secretary of the Company in accordance with subsection (b) of this Section
     10. Such notification shall specify the number of shares of Stock to be purchased and the manner in which payment is to be made.

          (b) Any notification required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered, or when sent if sent via facsimile (with receipt confirmed) or on the first business day after sent by reputable overnight courier or on the third business day after sent registered or certified first-class mail (with receipt confirmed). Such notice shall be addressed to the Company, to the attention of the Secretary, at 38481 Huron River Drive, Romulus, Michigan, 48174, or to the Optionee at the address set forth below, as the case may be, and deposited, postage prepaid, in the United States mail; provided, however, that a notification of exercise pursuant to subsection (a) of this
     Section 10 shall be effective only upon receipt by the Secretary of the Company of such notification and all necessary documentation, including full payment for the Shares, or, if applicable, instructions with respect to cashless exercise pursuant to Section 5(c) hereof. Either party may, by notification to the other given in the manner aforesaid, change the address for future notices.

     11. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Optionee to remit to the Company, an amount sufficient to satisfy any Federal, state, and local taxes (including the Optionee's FICA obligation) required by law to be withheld as a result of any taxable event arising in connection with the Option, in accordance with the terms of the Plan.

     12. Conditions to Issuance; Restrictions on Transferability.

          (a) The sale and delivery of any shares hereunder are subject to approval of any governmental agency which may, in the opinion of counsel, be required in connection with the authorization, issuance or sale of Stock. No shares of Stock shall be issued under the Option prior to compliance with such requirements and with the Company's listing agreement with the New York Stock Exchange (or other exchange upon which the Stock may then be listed).

          (b) The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of the Option as is required by applicable Federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.

     13. Cancellation and Reissuance. The Committee shall have the authority to provide for the cancellation of the Option and the reissuance of a replacement Option upon such terms as the Committee, in its sole discretion, deems appropriate, provided that such terms shall not adversely affect the Optionee in any material way.

     14. Incorporation of Plan; Governing Law; Interpretation.

          (a) The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Agreement are subject to all terms and conditions of the Plan. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (c) The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its determination and decisions shall be final, conclusive and binding upon the Optionee and his legal representative in respect of any questions arising under the Plan or this Agreement.

     15. Miscellaneous.

          (a) This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Optionee and his personal representatives and assigns.

          (b) The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     16. Amendment. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Optionee has hereunto set his hand, all as of the day and year set forth above.

                                          HAYES WHEELS INTERNATIONAL, INC.

                                          By
                                          --------------------------------------
                                            Name:
                                            Title:

ACCEPTED:

--------------------------------------
Optionee                          Date

--------------------------------------

--------------------------------------
Address

                                                                    EXHIBIT 99.1


                       HAYES WHEELS INTERNATIONAL, INC.
                           38481 HURON RIVER DRIVE
                           ROMULUS, MICHIGAN 48174

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    FOR THE ANNUAL MEETING OF STOCKHOLDERS ON WEDNESDAY, OCTOBER 22, 1997

The undersigned holder of shares of Common Stock of Hayes Wheels International, Inc. hereby appoints Daniel M. Sandberg and Patrick B. Carey, and each of them, with full power of substitution, as proxies to vote all shares owned by the undersigned at the Annual Meeting of Stockholders to be held at The Dearborn Inn, 20301 Oakwood Boulevard, Dearborn, Michigan on Wednesday, October 22, 1997 at 10:00 a.m., local time, and any adjournment or postponement thereof. A majority of said proxies, or any substitute or substitutes, who shall be present and act at the meeting (or if only one shall be present and act, then that one) shall have all the powers of said proxies hereunder.

Please mark, date and sign the proxy and return it promptly in the accompanying business reply envelope, which requires no postage if mailed in the United States. If you plan to attend the meeting, please so indicate in the space provided on the reverse side.

This Proxy, if signed and returned, will be voted as specified on the reverse side. If no specification is made, your shares will be voted FOR approval of all matters listed on the reverse side of this Proxy Card.

IMPORTANT:  PLEASE MARK AND SIGN ON THE REVERSE SIDE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ALL MATTERS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD.

                              (SEE REVERSE SIDE)

                                                                                                               /X/       Please mark
                                                                                                                        your vote as
                                                                                                                           in this
                                                                                                                           example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS 1 THROUGH 6.

                                                    FOR  WITHHELD                                              FOR  AGAINST  ABSTAIN

1.  To elect the following three (3) nominees       / /    / /             4.  To approve an amendment to       / /   / /      / /
    as Class 1 directors of the Company, each to                               the Company's Restated
    serve for a term of three years: TIMOTHY J. CLARK;                         Certificate of Incorporation
    HORST KUKWA-LEMMERZ; AND JEFFREY LIGHTCAP.                                 changing the name of the Company
    (AUTHORITY TO VOTE FOR ANY OF THE NOMINEES                                 to Hayes Lemmerz International,
    LISTED ABOVE MAY BE WITHHELD BY STRIKING OUT                               Inc.;
    THE NAME OF SUCH NOMINEES(S))
                                                                           5.  To approve an amendment to the   / /   / /      / /
                                                    FOR  AGAINST  ABSTAIN      Company's Restated Certificate
2.  To approve the adoption of the Company's        / /    / /     / /         of Incorporation increasing
    1996 Stock Option Plan;                                                    the number of authorized shares
                                                                               of the Company's Nonvoting
                                                                               Common Stock from 1,000,000 to
3.  To authorize the issuance of shares of          / /    / /     / /         5,000,000 shares;
    the Company's Common Stock upon conversion
    of shares of the Company's Series A Convertible                        6.  To ratify the appointment of     / /   / /      / /
    Participating Preferred Stock issued in                                    KPMG Peat Marwick LLP as the
    connection with the acquisition by the Company                             Company's independent auditors
    of Lemmerz Holding GmbH;                                                   for the fiscal year ending
                                                                               January 31, 1998; and


                                                                           7.  To transact such other business as may properly
                                                                               come  before the Meeting or any adjournments or
                                                                               postponements thereof.

                                                                                       MARK HERE IF YOU PLAN TO ATTEND THE   /  /
                                                                           ______      MEETING
                                                                                 |
                                                                                 |     The undersigned acknowledges receipt of the
                                                                                       Notice of Annual Meeting of Stockholders to
                                                                                       be held on Wednesday, October 22, 1997 and
                                                                                       the related Proxy Statement.

                                                                                       Please sign exactly as name(s) appear
                                                                                       hereon.  Joint owners should each sign.
                                                                                       Executors, administrators, trustees, etc.,
                                                                                       should give full title as such.  If signer
                                                                                       is a corporation, please sign full corporate
                                                                                       name by duly authorized officer.  PLEASE
                                                                                       SIGN, DATE AND MAIL THIS PROXY PROMPTLY
                                                                                       whether or not you expect to attend the
                                                                                       meeting.  You may nevertheless vote in
                                                                                       person if you do attend.

                SIGNATURE(S) __________________________________________________________________________     DATE __________________